THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING ANY OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Filing pursuant to Rule 424(b) (2)

Commission File No. 333-92024

SUBJECT TO COMPLETION DATED SEPTEMBER 12, 2005

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 26, 2002)

American Depositary Shares, Series A

HSBC HOLDINGS PLC

Each Representing One-Fortieth of a Share of

        % Non-Cumulative Dollar Preference Shares, Series A

(liquidation preference $1,000 per share)

As a holder of Series A American depositary shares, you are entitled to all proportional rights and preferences of the Series A preference shares (including dividend, voting, redemption and liquidation rights), subject to the terms of the Deposit Agreement (as defined herein). You must exercise such rights acting through the depositary. The proportional liquidation preference of each Series A American depositary share is $25.

Dividends on the Series A preference shares will accrue from         , 2005 and will be payable when, as and if declared by our board of directors quarterly on the          calendar day of         ,         ,          and          of each year, commencing         , 2005. Dividends on the Series A preference shares will be payable at a rate of         % per annum.

Dividends on the Series A preference shares will be non-cumulative. Accordingly, if for any reason our board of directors does not declare a dividend on the Series A preference shares for a dividend period, we will not pay a dividend for that dividend period on the dividend payment date for that dividend period or at any future time, whether or not our board of directors declares dividends on the Series A preference shares for any subsequent dividend period. However, we may not declare or pay dividends or distributions on any class of our shares ranking lower in the right to dividends than the Series A preference shares and we may not redeem or purchase in any manner any of our other shares ranking equal or lower than the Series A preference shares, unless we have paid in full, or set aside an amount to provide for payment in full, of the dividends on the Series A preference shares for the then-current dividend period.

We may redeem the Series A preference shares on any date on or after         , 2010, in whole (but not in part only), at a redemption price equal to $1,000 per Series A preference share (which is equal to $25 per Series A American depositary share) plus accrued and unpaid dividends for the then-current dividend period to the date fixed for redemption, subject to the prior consent of the UK Financial Services Authority (the “FSA”).

Application will be made to list the Series A American depositary shares representing the Series A preference shares on the New York Stock Exchange. Trading on the New York Stock Exchange is expected to begin within 30 days of the initial delivery of the Series A American depositary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per American Depositary Share	Total
Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds to us (before expenses)	$	$

The underwriting discount will be $         per Series A American depositary share with respect to any Series A American depositary shares sold to certain institutions. Therefore, to the extent of any such sales to any such institutions, the actual total underwriting discount will be less than, and the actual total proceeds to us will be greater than, the amounts shown in the table above.

The public offering price set forth above does not include accrued dividends, if any. Dividends on the Series A preference shares will accrue from         , 2005 and will be included in the purchase price paid by the purchasers if the Series A American depositary shares are delivered after         , 2005.

We expect that delivery of the Series A American depositary shares will be made in book-entry form through The Depository Trust Company on or about         , 2005.

To the extent that the underwriters sell more than          Series A American depositary shares, the underwriters have the option to purchase, during the 30-day period commencing with the date of this prospectus supplement, up to an additional          Series A American depositary shares from us at the public offering price less the applicable underwriting discount.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of these Series A American depositary shares. In addition, HSBC Securities (USA) Inc. or our other affiliates may use this prospectus supplement and the accompanying prospectus in a market-making transaction in any of the Series A American depositary shares after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.

Joint Book-Running Managers

HSBC	Citigroup	Morgan Stanley	UBS Investment Bank

The date of this prospectus supplement is                     , 2005

You should only rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information we have previously filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference, is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters or any of them, to subscribe to or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

There are certain restrictions on the distribution of this prospectus supplement and the accompanying prospectus, as set out in “Underwriting.”

In connection with this issue of the securities, HSBC Securities (USA) Inc., or any person acting for it, may over-allot or effect transactions with a view to supporting the market price of the securities at a level higher than that which might otherwise prevail. However, there is no assurance that HSBC Securities (USA) Inc., or any agent of it, will undertake stabilization action. Any stabilization action may begin on or after the date of adequate public disclosure of the final price of the securities, and, if begun, may be ended at any time but must end no later than 30 days after that date.

To the extent that the offer of Series A American depositary shares is made in a Member State of the European Economic Area that has implemented Directive 2003/71/EC (together with any applicable implementing measures in any Member State, the “Prospectus Directive”) before publication of a prospectus in relation to the Series A American depositary shares which has been approved by the competent authority in that Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and ratified to the competent authority in that Member States in accordance with the Prospectus Directive), the offer (including any offer pursuant to this prospectus supplement and the accompanying prospectus) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

CERTAIN DEFINITIONS AND PRESENTATION OF FINANCIAL AND OTHER DATA

Definitions

As used in this prospectus supplement and the accompanying prospectus, the terms “HSBC,” “we,” “us” and “our” refer to HSBC Holdings plc. “HSBC Group” and “Group” mean HSBC together with its subsidiary undertakings. In addition, the term “UK GAAP” means generally accepted accounting principles in the United Kingdom, the term “IFRS” means International Financial Reporting Standards and the term “US GAAP” means generally accepted accounting principles in the United States.

Presentation of Financial Information

Our financial statements and notes thereto, as incorporated by reference in this prospectus supplement and the accompanying prospectus, are prepared in accordance with UK GAAP up to December 31, 2004. From January 1, 2005, we have prepared consolidated financial statements in accordance with IFRS, which differs in certain respects from UK GAAP and US GAAP. We use the US dollar as our reporting currency because the US dollar and currencies linked to it form the major currency bloc in which we transact our business. As we are listed on the New York Stock Exchange, we also reconcile certain financial information to US GAAP, which differs in certain respects from UK GAAP as explained on page 322 of our 2004 Annual Report and Accounts on Form 20-F incorporated by reference herein and reconciled in Note 49 to our financial statements found therein. See “Where You Can Obtain More Information About Us.” For a discussion of the significant differences between our reporting on a UK GAAP and IFRS basis see Annex A to our 2004 Annual Report on Form 20-F.

Currency

In this prospectus supplement and the accompanying prospectus, all references to (i) “US dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America, (ii) “euro” or “€” are to the lawful currency of the participating Member States in the Third Stage of the European Economic and Monetary Union of the Treaty Establishing the European Community, as amended by the Treaty on European Union, (iii) “sterling,” “pounds sterling” or “£” are to the lawful currency of the United Kingdom and (iv) “Hong Kong dollars” or “HK$” are to the lawful currency of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong SAR”).

LIMITATIONS ON ENFORCEMENT OF US LAWS AGAINST US,

OUR MANAGEMENT AND OTHERS

We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus supplement and the accompanying prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in US courts judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the United Kingdom. The enforceability of any judgment in the United Kingdom will depend of the particular facts of the case in effect at the time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements may be identified by the use of terms such as believes, expects, estimate, may, intends, plan, will, should or anticipates or the negative thereof or similar expressions, or by discussions of strategy. We have based the forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates.

WHERE YOU CAN OBTAIN MORE INFORMATION ABOUT US

We have filed with the SEC a registration statement (the “Registration Statement”) on Form F-3 (No. 333-92024) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Series A American depositary shares and the Series A preference shares offered by this prospectus supplement. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus omit certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to us, the Series A American depositary shares and the Series A preference shares, please refer to the Registration Statement, including its exhibits and the financial statements, notes and schedules filed as a part thereof. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. In addition, we file with the SEC annual reports and special reports, proxy statements and other information. You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available to the public on the SEC’s internet site at http://www.sec.gov.

We are “incorporating by reference” in this prospectus supplement and the accompanying prospectus the information in the documents that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement and the accompanying prospectus the following documents:

•	our Annual Report and Accounts on Form 20-F for the year ended December 31, 2004;

•	our Report on Form 6-K, with respect to the principal effects of our adoption of IFRS on the comparative financial information for 2004, furnished to the SEC on August 30, 2005; and

•	our Report on Form 6-K, with respect to our Interim Financial Statements and Notes thereon for the six-month period ended June 30, 2005, furnished to the SEC on August 30, 2005.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the US Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, to the extent expressly stated therein, certain Reports on Form 6-K furnished by us after the date of this prospectus supplement shall also be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such document.

You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

Group Company Secretary

HSBC Holdings plc

8 Canada Square

London E14 5HQ

England

Tel: +44-20-7991-8888

HSBC Holdings plc

c/o HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York, 10018

Attn: Investor Affairs

Tel: +1-212-525-5000

SUMMARY OF THE OFFERING

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the financial statements and related notes incorporated by reference herein, before making an investment decision. Terms which are defined in “Description of the Series A American Depositary Shares” and “Terms of the Series A Preference Shares” included in this prospectus supplement have the same meaning when used in this summary.

Issuer	HSBC Holdings plc

Securities Offered	American depositary shares, Series A, each representing one-fortieth of a Share of % Non-Cumulative Dollar Preference Shares, Series A.

The holders of the Series A American depositary shares are entitled to all proportional rights and preferences of the Series A preference shares (including dividend, voting, redemption and liquidation rights), subject to the terms of the Deposit Agreement (defined below). See “Description of Series A American Depositary Shares” in this prospectus supplement and “Description of ADSs—Voting of Deposited Securities” in the accompanying prospectus. The holders must exercise such rights acting through the depositary. The proportional liquidation preference of each Series A American depositary share is $25.

Dividends	Dividends on the Series A preference shares will be payable at a rate of % per annum.

Dividend Payment Dates

Dividends on the Series A preference shares will accrue from         , 2005 and will be payable when, as and if declared by our board of directors quarterly on the          calendar day of         ,         ,          and          of each year, commencing         , 2005 (each, a “dividend payment date”).

Conditions on Payment of Dividends	The declaration and payment of dividends on each dividend payment date will be subject to the sole and absolute discretion of our board of directors.

Our board of directors will not declare and pay dividends on any dividend payment date where (a) payment of the dividend would cause us not to meet applicable capital adequacy requirements of the FSA; or (b) the profits available to us to distribute as dividends are not sufficient to enable us to pay in full both dividends on the Series A preference shares and the dividends on any other of our shares that are scheduled to be paid on the same date as the dividends on the Series A preference shares and that have an equal right to dividends as the Series A preference shares.

If the profits available to us to distribute as dividends are, in our board of directors’ opinion, not sufficient to enable us to pay in full on the same date both dividends on the Series A preference shares and the dividends on any other shares that have an equal right to dividends as the Series A preference shares, we are required first, to pay in full, or to set aside an amount equal to, all dividends scheduled to be paid on or before that dividend payment date on any shares with a right to dividends ranking in priority to that of the Series A preference shares; and second, to pay dividends on the Series A preference shares and any other shares ranking equally with the Series A preference shares as to participation in profits pro rata to the amount of the cash dividends scheduled to be paid to them. The amount scheduled to be paid will include the amount of any dividend payable on that date and any arrears on past cumulative dividends on any shares ranking equal in the right to dividends with the Series A preference shares. In accordance with the Companies Act 1985, the profits available to us for distribution are, in general and with some adjustments, equal to our accumulated, realized profits less our accumulated, realized losses.

Dividends Non-cumulative

Dividends on the Series A preference shares will be non-cumulative. Accordingly, if for any reason our board of directors does not declare a dividend on the Series A preference shares for a dividend period, we will not pay a dividend for that dividend period on the dividend payment date for that dividend period or at any future time, whether or not our board of directors declares dividends on the Series A preference shares for any subsequent dividend period. However, with certain exceptions, we may not declare or pay dividends on or redeem or purchase our ordinary shares or other series of preference shares at any time if we have not declared, paid or set aside for payment full dividends on the Series A preference shares for the then-current dividend period. See “Terms of the Series A Preference Shares—Dividends” below.

Liquidation Rights

In the event of a return of capital in respect of our winding up or otherwise (whether voluntary or involuntary) (but not on a redemption or purchase by us of any of our share capital), the holders of the Series A preference shares at the time outstanding will be entitled to receive, in US dollars out of our assets available for distribution to shareholders, together with the holders of any other of our shares ranking, as regards repayment of capital, pari passu with the Series A preference shares and before any distribution of assets is made to holders of any class of our shares ranking after the Series A preference shares as regards repayment of capital, liquidating distributions in an amount of $1,000 per Series A preference share plus an amount equal to any dividends declared but unpaid in respect of the previous dividend period and any accrued and unpaid dividends for the then-current dividend period to (and including) the date of commencement of the our winding up or the date of any such other return of capital, as the case may be. If, upon any return of capital in our winding up, the amount payable with respect to the Series A preference shares and any other of our shares ranking as to any such distribution pari passu with the Series A preference shares are not paid in full, the holders of the Series A preference shares and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Series A preference shares will have no right or claim to any of our remaining assets and will not be entitled to any further participation or return of capital in a winding up.

Redemption

We may redeem the Series A preference shares on any date on or after         , 2010, in whole (but not in part only), at a redemption price equal to $1,000 per share of Series A preference shares (which is equal to $25 per Series A depositary share) plus accrued and unpaid dividends for the then-current dividend period to the date fixed for redemption, subject to the prior consent of the FSA.

Voting Rights

Except as set forth in “Terms of the Series A Preference Shares—Voting Rights” in this prospectus supplement and “Description of Dollar Preference Shares” and “Description of ADSs” in the accompanying prospectus, holders of the Series A American depositary shares representing the Series A preference shares will not be entitled to attend or vote at our general meetings.

Use of Proceeds	We will use the net proceeds from the sale of the Series A American depositary shares to support our development and to strengthen further our capital base.

Registrar and Paying Agent	HSBC Holdings plc

Depositary	The Bank of New York

Listing

Application will be made to list the Series A American depositary shares representing the Series A preference shares on the New York Stock Exchange. Trading on the New York Stock Exchange is expected to begin within 30 days of the initial delivery of the Series A American depositary shares.

HSBC HOLDINGS PLC

HSBC Holdings plc (“HSBC”) incorporated in England and Wales is one of the largest banking and financial services organizations in the world, with a market capitalization of US$179 billion at June 30, 2005. As at June 30, 2005, we had total assets of US$1,467 billion and shareholders’ equity of US$87 billion. For the six months ended June 30, 2005, our operating profit was US$10 billion on revenues of US$30 billion. We are a strongly capitalized banking group with a total capital ratio of 12.8% and a tier 1 capital ratio of 8.7% as at June 30, 2005.

Headquartered in London, we operate through long-established businesses and have an international network of over 9,800 offices in 77 countries and territories in five geographical regions: Europe; Hong Kong SAR; the rest of Asia-Pacific, including the Middle East and Africa; North America; and South America. Within these regions, a comprehensive range of financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients. We manage our business through the following customer groups: Personal Financial Services; Commercial Banking; Corporate, Investment Banking and Markets; and Private Banking. Services are delivered through businesses which usually operate as domestic banks, typically with large retail deposit bases and strong liquidity and capital ratios. In North America, HSBC Finance Corporation is one of the largest consumer finance companies in the United States, and is substantially funded in the wholesale market.

The establishment of HSBC and our hexagon symbol as a uniform, consumer brand name has ensured that it has become an increasingly familiar sight across the world.

Our largest and best-known subsidiaries and their primary areas of operation are:

• The Hongkong and Shanghai Banking Corporation Limited	Hong Kong SAR, with an extensive network throughout Asia-Pacific

• Hang Seng Bank Limited	Hong Kong SAR

• HSBC Bank plc	United Kingdom

• CCF S.A.	France

• HSBC Bank USA, National Association	New York State in the United States

• HSBC Finance Corporation	United States

• HSBC Bank Brasil S.A.-Banco Múltiplo	Brazil

• HSBC Private Banking Holdings (Suisse) S.A.	Switzerland, Hong Kong SAR, Monaco, Luxembourg, United Kingdom, Singapore and the Channel Islands

• HSBC México, S.A. Institución de Banca Múltiple Grupo Financiero HSBC	Mexico

• The Bank of Bermuda Limited	Bermuda, Luxembourg, Ireland, Jersey, Guernsey, Isle of Man

Recent Developments

On May 17, 2005, we confirmed that we are in negotiations to take a majority stake in Dar Es Salaam Investment Bank of Iraq. Completion of the transaction is subject to regulatory and other approvals.

On July 5, 2005, we announced the establishment of a joint venture with His Royal Highness Alwaleed bin Talal Alsaud to respond to growing investment opportunities in sub-Saharan Africa. Each party will invest up to US$200 million in promising companies across the region.

On August 4, 2005, HSBC Finance Corporation entered into a definitive agreement to acquire Metris Companies Inc. (“Metris”) in an all-cash transaction which values Metris at US$1.594 billion. Upon completion, expected in the fourth quarter of 2005, Metris will become a wholly-owned subsidiary of HSBC Finance Corporation.

On August 31, 2005, the HSBC Group acquired a further 9.91 per cent interest in Ping An Insurance (Group) Company of China, Ltd (“Ping An”), for the equivalent of US$1.04 billion, from two private equity firms to take the group’s aggregate stake in Ping An to 19.90 per cent.

USE OF PROCEEDS

We will use the net proceeds from the sale of the Series A American depositary shares to support our development and to strengthen further our capital base.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND

PREFERENCE SHARE DIVIDENDS

The ratios of earnings to combined fixed charges and preference share dividends for us for the periods indicated, using financial information calculated in accordance with UK GAAP and estimated financial information adjusted to reflect US GAAP, are:

	Year ended 31 December,
	2004	2003	2002	2001	2000
Ratios in accordance with UK GAAP
Excluding interest on deposits	8.07	7.41	6.57	4.90	5.83
Including interest on deposits	1.81	1.80	1.66	1.35	1.38

Ratios in accordance with US GAAP
Excluding interest on deposits	8.49	6.33	5.42	4.90	5.67
Including interest on deposits	1.85	1.67	1.53	1.34	1.37

For the purpose of calculating the ratios of earnings to combined fixed charges and preference share dividends, earnings consist of income from continuing operations before taxation and minority interests, plus fixed charges and after deduction of the unremitted pre-tax income of associated undertakings. Fixed charges consist of total interest expense, including or excluding interest on deposits, as appropriate, preference share dividends, as applicable, and the proportion of rental expense deemed representative of the interest factor.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

The following table shows the consolidated unaudited capitalization, indebtedness and share capital position of HSBC Holdings plc and our subsidiary undertakings as at December 31, 2004:

			Authorized	Issued and fully paid
			US$m	US$m
		Ordinary Share Capital:
		Ordinary shares (of nominal value US$0.50 each)	7,500	5,587

				Amount outstanding
				US$m
		Consolidated Loan Capital:
		Undated Subordinated Loan Capital of Subsidiary Undertakings
US$	1,200m	Primary capital subordinated undated floating rate notes		1,200
US$	750m	Undated floating rate primary capital notes		750
US$	500m	Undated floating rate primary capital notes		500
US$	300m	Undated floating rate primary capital notes (series 3)		300
	£150m	9.25% step-up undated subordinated notes		290
	£150m	8.625% step-up undated subordinated notes		290

		Other undated subordinated liabilities less than US$200m		356

				3,686

		Subordinated Loan Capital of HSBC Holdings plc
	€2,000m	Callable subordinated floating rate notes 2014		2,730
US$	1,400m	5.25% subordinated notes 2012		1,394
	€1,000m	5.375% subordinated notes 2012		1,360
	£650m	5.75% subordinated notes 2027		1,250
US$	1,000m	7.5% subordinated notes 2009		999
US$	488m	7.625% subordinated notes 2032		481
	£250m	9.875% subordinated bonds 2018		478
	€300m	5.5% subordinated notes 2009		409
US$	350m	Subordinated step-up coupon floating rate notes 2010		350
US$	222m	7.35% subordinated notes 2032		218

				9,669

		Subordinated Loan Capital of Subsidiary Undertakings
US$	1,000m	4.625% subordinated notes 2014		997
US$	1,000m	5.875% subordinated notes 2034		993
	£500m	5.375% subordinated notes 2033		964
	€600m	4.25% callable subordinated notes 2016		819
	£350m	5.375% callable subordinated step-up notes 2030		677
	£350m	5.75% callable subordinated variable coupon notes 2017		677
	£350m	5.0% callable subordinated notes 2023		676
	£300m	6.5% subordinated notes 2023		577
US$	500m	7.625% subordinated notes 2006		500
	£225m	6.25% subordinated notes 2041		432
	£200m	9% subordinated notes 2005		385
US$	300m	10% trust preferred securities 2030		306
US$	300m	6.95% subordinated notes 2011		300
US$	300m	7.65% subordinated notes 2025		300

			Amount outstanding
			US$m
US$	300m	7% fixed rate subordinated notes 2006	300
US$	250m	5.875% subordinated notes 2008	237
US$	250m	7.20% subordinated notes 2097	216
US$	200m	8.25% trust preferred securities 2031	204
US$	200m	7.50% trust preferred securities 2031	203
BRL	608m	Subordinated debentures 2008	229
US$	200m	7.808% capital securities 2026	200
US$	200m	8.38% capital securities 2027	200
US$	200m	6.625% subordinated notes 2009	200

		Other subordinated liabilities less than US$200m	2,539

			13,131

		Non-equity Minority Interest:
	€1,400m	5.3687% Non-cumulative Step-up Perpetual Preferred Securities	1,908
	£700m	5.844% Non-cumulative Step-up Perpetual Preferred Securities	1,354
US$	1,350m	9.547% Non-cumulative Step-up Perpetual Preferred Securities, Series 1	1,338
US$	1,250m	4.61% Non-cumulative Step-up Perpetual Preferred Securities	1,250
	€750m	5.13% Non-cumulative Step-up Perpetual Preferred Securities	1,025
	£500m	8.208% Non-cumulative Step-up Perpetual Preferred Securities	958
US$	900m	10.176% Non-cumulative Step-up Perpetual Preferred Securities, Series 2	889
	€600m	8.03% Non-cumulative Step-up Perpetual Preferred Securities	812
	£300m	5.862% Non-cumulative Step-up Perpetual Preferred Securities	580

		Other preference shares issued by subsidiary undertakings	604

			10,718

Notes:

(1)	The authorized ordinary share capital of HSBC Holdings plc as at December 31, 2004 was US$7,500 million divided into 15,000 million ordinary shares of US$0.50 each, and £301,500 divided into 301,500 non-voting deferred shares of £1 each. At December 31, 2004, the authorized and unissued preference share capital of HSBC Holdings plc was 10 million non-cumulative preference shares of US$0.01 each, 10 million non-cumulative preference shares of £0.01 each and 10 million non-cumulative preference shares of €0.01 each.

(2)	The £700 million 5.844% Non-Cumulative Step-up Perpetual Preferred Securities and the £300m 5.862% Non-Cumulative Step-up Perpetual Preferred Securities each have the benefit of a subordinated guarantee of HSBC Bank plc. The other Non-Cumulative Step-up Perpetual Preferred Securities each have the benefit of a subordinated guarantee of HSBC Holdings plc. None of the other above Consolidated Loan Capital is secured or guaranteed. No account has been taken of liabilities or guarantees between undertakings within the group, comprising HSBC Holdings plc and its subsidiary undertakings.

(3)	HSBC Holdings plc has no convertible or exchangeable bonds in issue.

(4)	In addition to the issues included in the above consolidated capitalization table HSBC Finance Corporation has in issue 8.875% Adjustable Conversion-Rate Equity Security Units (the “Units”) of US$542 million. Each of the Units consists of an 8.875% senior note due February 15, 2008 and a purchase contract under which the purchaser agreed to purchase from HSBC Finance Corporation, for US$25 each, shares of common stock of HSBC Finance Corporation on February 15, 2006, or earlier at the option of the purchaser. As a result of the acquisition of HSBC Finance Corporation by HSBC, the purchase contracts entitle holders to acquire ordinary shares issued by HSBC Holdings plc.

(5)	On January 20, 2005, HSBC Holdings plc paid its third interim dividend for 2004. Ordinary shares with a value of US$254 million were issued to those existing shareholders who had elected to receive new shares at market value in lieu of cash.

(6)	On March 15, 2005, HSBC Holdings plc issued US$750 million callable subordinated floating rate notes due 2015.

(7)	On April 6, 2005, HSBC USA Inc. issued US$518 million floating rate non-cumulative preferred stock, Series F.

(8)	On April 11, 2005, HSBC Holdings plc called and redeemed US$350 million subordinated step-up coupon floating rate notes due 2010.

(9)	On April 19, 2005, HSBC Bank Canada issued CAD175 million non-cumulative redeemable Class 1 preferred shares Series C.

(10)	On May 3, 2005, HSBC Bank Canada issued CAD200 million of HSBC Canada Asset Trust Securities—Series 2015.

(11)	On May 4, 2005, HSBC Holdings plc paid its fourth interim dividend for 2004. Ordinary shares with a value of US$431 million were issued to those existing shareholders who had elected to receive new shares at market value in lieu of cash. As the full amount of the dividend was accrued as payable at December 31, 2004, shareholders’ funds have increased by US$431 million as a result of these elections.

(12)	On June 8, 2005, HSBC Finance Corporation called and redeemed US$300 million of 10% trust preferred securities 2030.

(13)	On June 23, 2005, HSBC Finance Corporation issued US$575 million of depositary shares each representing one-fortieth of a share of 6.36% non-cumulative preferred stock, Series B.

(14)	On June 23, 2005, Hang Seng Bank Limited issued Series A HK$1,000 million 4.125% subordinated notes due 2015 and Series B HK$1,500 million floating rate subordinated notes due 2015.

(15)	On June 28, 2005, HSBC Holdings plc issued €700 million of 3.625% callable subordinated notes 2020.

(16)	On July 6, 2005, HSBC Holdings plc paid its first interim dividend for 2005. Ordinary shares with a value of US$676 million were issued to those existing shareholders who had elected to receive new shares at market value in lieu of cash.

(17)	On August 17, 2005, HSBC Bank USA, N.A. issued US$750 million 5.625% subordinated notes due 2035.

(18)	HSBC Bank Canada will redeem all its issued and outstanding CAD125 million Class 1 Preferred Shares Series A on September 30, 2005.

(19)	Since December 31, 2004, 42,382,784 ordinary shares of US$0.50 each have been allotted and issued as a result of the exercise of employee share options and 324,726 ordinary shares of US$0.50 each have been allotted and issued following the exercise of purchase contracts by holders of the Units.

(20)	As at December 31, 2004, HSBC Holdings plc and its subsidiary undertakings had other indebtedness of US$1,150,475 million (including deposits by banks of US$83,539 million, customer accounts of US$693,751 million, debt securities in issue of US$208,593 million and other liabilities of US$164,592 million) and contingent liabilities of US$72,192 million, comprising acceptances and endorsements of US$7,214 million and guarantees, assets pledged as collateral security and other items of US$64,978 million. In addition as at 31 December 2004, HSBC had pledged assets of US$93,419 million as security for liabilities of US$39,463 million.

Save as disclosed in the above notes, there has been no material change in the authorized and issued share capital of HSBC Holdings plc or the loan capital, other indebtedness, contingent liabilities or third party guarantees of HSBC Holdings plc and its subsidiary undertakings since December 31, 2004.

The following exchange rates as at December 31, 2004 have been used in the table above: US$1.00 = Hong Kong dollars 7.77325; €1.00 = US$1.36475; US$1.00 = Brazilian real 2.6555; £1.00 = US$1.934.

DESCRIPTION OF SERIES A AMERICAN DEPOSITARY SHARES

The following summary description of the Series A American depositary shares supplements the description of the terms of the Series A American depositary shares set forth under the heading “Description of ADSs” in the accompanying prospectus, to which description you should refer. To the extent that terms in this prospectus supplement are inconsistent with or supersede the terms in the accompanying prospectus, the terms of the Series A American depositary shares and the Series A preference shares are as they appear in this prospectus supplement. The summary description of the Series A American depositary shares set forth below is not complete and is subject to and qualified in its entirety by reference to the Deposit Agreement referred to below, the form of which has been filed with the SEC.

Each Series A American depositary share represents ownership of one-fortieth of a share of the         % Non-Cumulative Dollar Preference Shares, Series A described below under “Terms of the Series A Preference Shares.” The Series A preference shares represented by the Series A American depositary shares will be deposited with The Bank of New York, as Depositary (the “Depositary”), under a Deposit Agreement (the “Deposit Agreement”) among the Company, the Depositary and the holders and beneficial owners from time to time of the depositary receipts issued by the Depositary (the “Depositary Receipts”). The Depositary Receipts will evidence the Series A American depositary shares. Subject to the terms of the Deposit Agreement, each owner of a Series A American depositary share will be entitled, in proportion to the one-fortieth of a share of the Series A preference shares represented by the Series A American depositary share, to all the rights and preferences of the Series A preference shares represented by the Series A American depositary share (including dividend, voting, redemption and liquidation rights), subject to the terms of the Deposit Agreement. See “Description of ADSs—Voting of Deposited Securities” in the accompanying prospectus. Since each share of the Series A preference shares is entitled to one vote on matters on which the Series A preference shares are entitled to vote, each Series A American depositary share will, in effect, be entitled to one-fortieth of a vote, rather than one full vote, per Series A American depositary share. See “Description of Dollar Preference Shares” and “Description of ADSs” in the accompanying prospectus. Holders of the Series A American depositary shares may withdraw Series A preference shares and turn in their American Depositary Receipts, or ADRs, representing the Series A American depositary shares in accordance with the terms of the Deposit Agreement. See “Description of ADSs—Deposit, Withdrawal and Cancellation” in the accompanying prospectus. Holders may only withdraw a whole unit of a Series A preference share, or whole multiples thereof, and are not entitled to receive a fraction of a Series A preference share.

TERMS OF THE SERIES A PREFERENCE SHARES

The following description of the terms of the Series A preference shares supplements the description of the general terms and provisions of the preference shares of the Company set forth under the heading “Description of Dollar Preference Shares” in the accompanying prospectus, to which description you should refer.

General

The Series A preference shares will rank equal with other dollar preference shares, any pounds sterling-denominated preference shares and any euro-denominated preference shares in our capital and with all other shares that rank equal to the sterling, euro or Series A preference shares. Currently, we do not have outstanding any series of dollar, sterling or euro preference shares. HSBC guarantees on a subordinated basis seven issues by HSBC Group entities of non-cumulative step-up perpetual preferred securities, see “Consolidated Capitalization and Indebtedness of HSBC Holdings plc.” In certain circumstances, US dollar, euro or sterling preference shares of HSBC, ranking pari passu with the Series A preference shares, may be issued to holders of these preferred securities.

The Series A preference shares will initially be issued in bearer form and deposited with the Depositary, against the issuance of Series A American depositary shares evidenced by American Depositary Receipts

(“ADRs”), upon receipt of payment for the Series A preference shares. Series A preference shares withdrawn from deposit under the Deposit Agreement will be represented by share certificates in registered form without dividend coupons. These share certificates will be delivered at the time of withdrawal.

The holder can transfer title to Series A preference shares in registered form only by transfer and registration on the register for the Series A preference shares. Series A preference shares in registered form cannot be exchanged, in whole or in part, for Series A preference shares in bearer form. The registration of transfer of Series A preference shares can be made only on the register for the Series A preference shares kept by the registrar at its office in the United Kingdom. See “Registrar and Paying Agent” below. The registrar will not charge the person requesting the registration a fee. However, the person requesting registration will be liable for any taxes, stamp duties or other governmental charges that must be paid in connection with the registration. See “Taxation—Taxation of Dollar Preference Shares, ADSs and Undated Debt Securities—UK Stamp Taxes” in the accompanying prospectus and “Taxation—United Kingdom Taxation—Stamp Duty and Stamp Duty reserve Tax (“SDRT”)” below. Neither the Articles of Association nor English law currently limit the right of non-resident or foreign owners to acquire freely Series A preference shares or, when entitled to vote Series A preference shares, to vote freely the Series A preference shares. There are currently no English laws or regulations that would restrict the remittance of dividends or other payments to non-resident holders of Series A preference shares.

Dividends

Dividends on the stated value per share of the Series A preference shares will be payable at an annual rate of         % and will be payable quarterly on the          day of         ,         ,          and          in each year, commencing         , 2005 (each, a “dividend payment date”).

The declaration and payment of dividends on each dividend payment date will be subject to the sole and absolute discretion of our board of directors.

Our board of directors will not declare and pay dividends on any dividend payment date where (a) payment of the dividend would cause us not to meet applicable capital adequacy requirements of the FSA; or (b) the profits available to us to distribute as dividends are not sufficient to enable us to pay in full both dividends on the Series A preference shares and the dividends on any other of our shares that are scheduled to be paid on the same date as the dividends on the Series A preference shares and that have an equal right to dividends as the Series A preference shares.

If the profits available to us to distribute as dividends are, in our board of directors’ opinion, not sufficient to enable us to pay in full on the same date both dividends on the Series A preference shares and the dividends on any other shares that have an equal right to dividends as the Series A preference shares, we are required first, to pay in full, or to set aside an amount equal to, all dividends scheduled to be paid on or before that dividend payment date on any shares with a right to dividends ranking in priority to that of the Series A preference shares; and second, to pay dividends on the Series A preference shares and any other shares ranking equally with the Series A preference shares as to participation in profits pro rata to the amount of the cash dividends scheduled to be paid to them. The amount scheduled to be paid will include the amount of any dividend payable on that date and any arrears on past cumulative dividends on any shares ranking equal in the right to dividends with the Series A preference shares. In accordance with the Companies Act 1985, the profits available to us for distribution are, in general and with some adjustments, equal to our accumulated, realised profits less our accumulated, realized losses.

The dividends to be paid on the Series A preference shares for each dividend period will be computed based upon the amount paid up or credited as paid up on each of the Series A preference shares. The dividend will be calculated by annualizing the applicable dividend amount or rate and dividing by the number of dividend periods in a year. The dividends to be paid will be computed on the basis of a 360-day year of twelve 30-day months for any dividend period that is shorter or longer than a full dividend period and on the basis of the actual number of days elapsed for any partial month.

Subject to the conditions set out above, we will pay dividends on the Series A preference shares on each dividend payment date to the record holders who are listed on the register as the holders of the Series A preference shares on the relevant record date, including The Bank of New York as holder of the shares underlying the Series A American depositary shares. The relevant record date will be between 15 and 60 days prior to the relevant dividend payment date. Unless the law requires otherwise, we will pay the dividend in the form of a US dollar check drawn on a bank in London or in New York City and mailed to the holder at the address that appears on the register for the Series A preference shares. If the date we have scheduled to pay dividends on the Series A preference shares is not a day on which banks in London and in New York City are open for business and on which foreign exchange dealings can be conducted in London and in New York City, then the dividend will be paid on the following business day, and we will not be required to pay any interest or other payment because of the delay. Dividends declared but not yet paid do not bear interest. For a description of how dividends will be distributed to holders of ADSs, see “Description of ADSs—Share Dividends and Other Distributions” in the accompanying prospectus.

Dividends on the Series A preference shares will be non-cumulative. If the dividend, or a portion of it, on the Series A preference shares is not required to be paid and is not paid on the relevant date scheduled for payment, then the holders of Series A preference shares will lose the right they had to the dividend and will not earn any interest on the unpaid amount, regardless of whether dividends on the Series A preference shares are paid for any future dividend period.

If we have not paid the dividend on the Series A preference shares in full on the most recent date scheduled for dividend payment in respect of a dividend period, we will not be permitted thereafter to declare or pay dividends or distributions on any class of our shares ranking lower in the right to dividends than the Series A preference shares, unless we pay in full, or set aside an amount to provide for payment in full of, the dividends on the Series A preference shares for the then-current dividend period.

If we have not paid in full a dividend payable on the Series A preference shares on the most recent dividend payment date, we will not be permitted thereafter to redeem or purchase in any manner any of our other shares ranking equal with or lower than the relevant Series A preference shares, and we will not be permitted to contribute money to a sinking fund to redeem or purchase the other shares in any manner, unless we pay in full, or set aside an amount to provide for payment in full of, the dividends on the Series A preference shares for the then-current dividend period. Except as herein provided, the holders of the Series A preference shares do not have the right to share in our profits.

Liquidation Rights

In the event of a return of capital in respect of our winding up or otherwise (whether voluntary or involuntary) (but not on a redemption or purchase by us of any of our share capital), the holders of the Series A preference shares at the time outstanding will be entitled to receive, in US dollars out of our assets available for distribution to shareholders, together with the holders of any other of our shares ranking, as regards repayment of capital, pari passu with the Series A preference shares and before any distribution of assets is made to holders of any class of our shares ranking after the Series A preference shares as regards repayment of capital, liquidating distributions in an amount of $1,000 per Series A preference share plus an amount equal to any dividends declared but unpaid in respect of the previous dividend period and any accrued and unpaid dividends for the then-current dividend period to (and including) the date of commencement of the winding up or the date of any such other return of capital, as the case may be. If, upon any return of capital in our winding up, the amount payable with respect to the Series A preference shares and any other of our shares ranking as to any such distribution pari passu with the Series A preference shares are not paid in full, the holders of the Series A preference shares and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Series A preference shares will have no right or claim to any of our remaining assets and will not be entitled to any further participation or return of capital in a winding up.

Redemption and Purchase

Subject to the Companies Act 1985, we have the right to redeem in whole (but not in part only) the Series A preference shares at a redemption price equal to $1,000 per share of Series A preference shares (which is equal to $25 per Series A American depositary shares) plus accrued and unpaid dividends for the then-current dividend period to the date fixed for redemption, subject to the prior consent of the FSA.

If we wish to redeem Series A preference shares, we must provide notice to the depositary and each record holder of the Series A preference shares to be redeemed, between 30 and 60 days prior to the date fixed for redemption (the “Notice of Redemption”). The Notice of Redemption must state:

(a) the redemption date;

(b) the Series A preference shares to be redeemed;

(c) the redemption price; and

(d) the place or places where documents of title relating to the Series A preference shares are to be presented for redemption and payment for them will be made.

The redemption process will not be considered invalid due to a defect in the notice of redemption or in the mailing. The dividend on the Series A preference shares due for redemption will stop accruing starting on the relevant redemption date, except in the case where the payment to be made on any Series A preference share is improperly withheld or refused upon redemption. In that case, the dividend will continue to accrue from the relevant redemption date to the date of payment. In this case, a Series A preference share will not be treated as having been redeemed until the relevant redemption payment and an accrued dividend on those amounts has been paid. Subject to any applicable fiscal or other laws and regulations, we will make the redemption payment by a US dollar check drawn on, or, if the holder requests, by transfer to a dollar account maintained by the person to be paid with, a bank in London or in New York City. The holder of the Series A preference shares to be redeemed must deliver to us the relevant share certificates at the place specified in the Notice of Redemption. In the event that any date on which any payment relating to the redemption of Series A preference shares is to be made is not a business day, then payment of the redemption price payable on that date will be made on the following business day, with no interest or other additional payment due because of the delay.

We may at any time purchase outstanding Series A preference shares in the open market, by tender to all holders of Series A preference shares alike or by private agreement. These purchases will be made in accordance with the Articles of Association, applicable law (including, the Companies Act 1985 and US federal securities laws) and applicable regulations of the FSA in its capacity as the United Kingdom Listing Authority. Any Series A preference shares purchased or redeemed by us for our own account (other than in the ordinary course of the business of dealing in securities) will be canceled by us and will no longer be issued and outstanding. Under existing FSA requirements, we can redeem or purchase the Series A preference shares only with the prior consent of the FSA.

Voting Rights

The holders of the Series A preference shares having a registered address within the United Kingdom are entitled to receive notice of our general meetings but will not be entitled to attend or vote at those meetings, except as set forth below.

The holders of Series A preference shares of such series will be entitled to receive notice of, attend and vote at our general meetings if we have failed to pay in full the dividend payable on the Series A preference shares for four consecutive dividend payment dates. In such circumstances, the holders of Series A preference shares will be entitled to vote on all matters put before all our general meetings until such time as we shall have paid in full a dividend on the Series A preference shares.

Whenever entitled to vote at our general meetings, on a show of hands, each holder of Series A preference shares present in person shall have one vote and on a poll each holder of Series A preference shares present in person or by proxy shall have one vote per share.

In addition, holders of the Series A preference shares may have the right to vote separately as a class in certain circumstances as described below under the heading “Variation of Rights.”

Variation of Rights

The rights, preferences or restrictions attached to our dollar preference shares may be varied by the consent in writing of the holders of three-quarters of our dollar preference shares of all series in issue, including the Series A preference shares, or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of our dollar preference shares as a single class regardless of series.

The rights, preferences or restrictions of the Series A preference shares may be varied adversely on a different basis to other series of our dollar preference shares by the consent in writing of the holders of three-quarters of the Series A preference shares or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the Series A preference shares.

An extraordinary resolution requires the approval of three-quarters of the holders voting in person or by proxy at the meeting. Two persons holding or representing by proxy at least one-third of the outstanding Series A preference shares must be present for the meeting to be valid. An adjourned meeting will be valid when any one holder is present in person or by proxy.

We may create or issue any shares of any class, or any securities convertible into shares of any class, that rank equally with the Series A preference shares in the right to share in our profits or assets, whether the rights attaching to such shares are identical to or differ in any respect from the Series A preference shares, without the rights of the Series A preference shares being deemed to be varied or abrogated.

The rights attached to the Series A preference shares will not be deemed to be varied or abrogated by a reduction of any share capital or purchase by us or redemption of any of our share capital in each case ranking as regards participation in the profits and assets of the company in priority to or equally with or after such Series A preference share.

Additional Shares

We may from time to time, without notice to or the consent of the holders of the Series A American depositary shares, authorize and issue additional Series A American depositary shares.

Registrar and Paying Agent

HSBC Holdings plc, located at 8 Canada Square, London E14 5HQ, England, will act as the registrar for the Series A preference shares. The Secretary’s Office of HSBC Holdings plc, also located at 8 Canada Square, London E14 5HQ, England, will act as paying agent for the Series A preference shares.

TAXATION

United Kingdom Taxation

The following is a summary of the material UK taxation consequences for a US holder of the acquisition, ownership and disposal of Series A American depositary shares or Series A preference shares. The comments below are of a general nature and are not intended to be an exhaustive description of the UK taxation consequences of the acquisition, ownership and disposal of Series A American depositary shares or Series A preference shares. They are based on our understanding of current UK tax law and published H.M. Revenue & Customs practice, both of which are subject to change, possibly with retroactive effect. They relate only to the position of US holders who are the absolute beneficial owners of Series A American depositary shares or Series A preference shares and who hold such Series A American depositary shares or Series A preference shares as investments. They may not apply to certain classes of owners, such as dealers or insurance companies. They assume that the owners of Series A American depositary shares or Series A preference shares are not (and have not been) resident or (in the case of individuals) ordinarily resident in the United Kingdom for UK tax purposes or carrying on a trade, profession or vocation in the United Kingdom through a branch or agency or a permanent establishment to which the Series A American depositary shares or Series A preference shares are attributable. They assume that owners of American Depositary Shares (“ADSs”) (evidenced by ADRs) will be treated for the purposes of UK tax as the beneficial owners of the Series A preference shares represented by them.

The comments below do not attempt to describe all possible UK tax considerations that may be relevant to holders. Holders who are in any doubt as to any aspect of their UK tax position should consult their professional advisers.

For the purposes of this section, a person is a US holder at any time if, at that time, he is regarded as a resident of the US for US tax purposes.

Taxation of Dividends

We will not be required to withhold UK tax at source from any dividends that we pay on the Series A preference shares, and US holders will not otherwise be liable to UK taxation on income in respect of any dividends paid on the Series A preference shares.

Disposal (Including Redemption)

US holders will not be liable to UK taxation on capital gains in respect of any gains arising on a sale or other disposal of the Series A American depositary shares or the Series A preference shares.

Inheritance Tax

A US holder who is an individual domiciled in the US for the purposes of the UK/US Estate and Gift Tax Treaty and who is not a national of the United Kingdom for the purposes of the UK/US Estate and Gift Tax Treaty will not be subject to UK inheritance tax in respect of the Series A American depositary shares or the Series A preference shares on the individual’s death or on a gift of such Series A American depositary shares or the Series A preference shares made during the individual’s lifetime unless, inter alia, they are part of the business property of the individual’s permanent establishment situated in the United Kingdom or pertain to the individual’s UK fixed base used for the performance of independent personal services. In the exceptional case where Series A American depositary shares or the Series A preference shares are subject to both UK inheritance tax and US federal estate or gift tax, the UK/US Estate and Gift Tax Treaty generally provides for tax paid in the United Kingdom to be credited against tax payable in the United States, based on priority rules set out in that treaty.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

Series A American depositary shares

No UK stamp duty or SDRT will be payable by holders on the first issue by us to the Depositary of Series A preference shares in bearer form or on the issue by the Depositary of the Series A American depositary shares representing those Series A preference shares.

No UK stamp duty will be payable on the transfer of a Series A American depositary share, provided that the ADR and any separate instrument of transfer is executed and remains at all times outside the United Kingdom. An agreement to transfer a Series A American depositary share will not give rise to UK stamp duty or SDRT provided that, in the case of stamp duty, any written agreement to transfer is executed and remains at all times outside the United Kingdom.

Series A preference shares (not being ADSs)

A conveyance or transfer on sale of Series A preference shares in registered form (other than to a depositary or clearance service or the nominee or agent of a depositary or clearance service) will usually be subject to ad valorem UK stamp duty, generally at the rate of 0.5 per cent. (rounded up to the nearest £5) of the amount or value of the consideration for the transfer. An unconditional agreement for such transfer, or a conditional agreement which subsequently becomes unconditional, will be liable to UK SDRT, generally at the rate of 0.5 per cent. of the consideration for the transfer; but such liability will be cancelled if the agreement is completed by a duly stamped instrument of transfer within six years of the date of the agreement or, if the agreement was conditional, the date the agreement became unconditional. Where the UK stamp duty is paid, any UK SDRT previously paid will be repaid on the making of an appropriate claim within that six year period. UK stamp duty and SDRT are normally paid by the purchaser.

Subject to certain exemptions, a charge to UK SDRT (or in the case of transfer, UK stamp duty) will arise on the issue or transfer of Series A preference shares in registered form to particular persons providing a clearance service, or to their nominees or agents, or to an issuer of depositary receipts, or to its nominee or agent. The rate of UK stamp duty or SDRT, as the case may be, will generally be 1.5 per cent. of either (i) in the case of an issue of Series A preference shares in registered form, the issue price of the Series A preference shares concerned, or (ii) in the case of a transfer of Series A preference shares in registered form, the amount or value of the consideration for the transfer or, in some circumstances, the value of the Series A preference shares concerned, in the case of UK stamp duty rounded up to the nearest £5.

No UK stamp duty will be payable on the acquisition or transfer of Series A preference shares held within a clearance service, provided that any instrument of transfer is executed and remains at all times outside the United Kingdom. An agreement to transfer Series A preference shares held within a clearance service will not give rise to a liability to UK stamp duty or SDRT provided that, in the case of stamp duty, any contract of sale is executed and remains at all times outside the United Kingdom, and in the case of SDRT, at the time the agreement is made, the clearance service satisfies various conditions laid down in the relevant UK legislation.

A transfer of Series A preference shares in registered form by the Depositary or its nominee to the relevant holder on a cancellation of ADRs (when there is no transfer of beneficial ownership of the Series A preference shares) will give rise to fixed UK stamp duty at the rate of £5.00 per transfer.

If you acquire or intend to acquire Series A preference shares in registered form you are accordingly advised to consult your own professional adviser in relation to UK stamp duty and SDRT.

United States Federal Income Taxation

The following discussion is a summary of the material US federal income tax consequences for US holders of the acquisition, ownership, and disposition of the Series A American depositary shares or the Series A preference shares (the “shares”). You will be a US holder if you are:

•	an individual who is a citizen or resident of the United States;

•	a US domestic corporation; or

•	any other person that is subject to US federal income tax on a net basis in respect of income from the shares.

This summary deals only with US holders that hold shares as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark-to-market treatment, person that will hold securities as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization, or person whose “functional currency” is not the US dollar.

This summary is based on laws, treaties, regulations, rulings and decisions now in effect, all of which are subject to change, possibly on a retroactive basis. Investors should consult their own tax advisers regarding the tax consequences of the acquisition, ownership, and disposition of the shares, including the application to their particular circumstances of the tax considerations discussed below, as well as the application of state, local, and other national tax laws.

Beneficial owners of the Series A American depositary shares will be treated as owners of the underlying Series A preference shares for US federal income tax purposes. Deposits and withdrawals of Series A preference shares in exchange for Series A American depositary shares will not result in the realization of gain or loss for US federal income tax purposes.

Dividends

For US federal income tax purposes, the Series A preference shares will be treated as equity.

Payments of dividends generally will be includible in your income on the date of receipt without regard to your method of tax accounting. Dividend payments on the shares generally will constitute foreign source income, subject to various foreign tax credit classifications and other limitations, and will not be eligible for the dividends-received deduction available for dividends paid by US corporations.

Subject to certain exceptions for short-term and hedged positions, the US dollar amount of dividends received by an individual before January 1, 2009 will be subject to taxation at a maximum rate of 15% if the dividends are “qualified dividends.” Dividends received with respect to the shares will be qualified dividends if we are a qualified foreign corporation. We will be a qualified foreign corporation if: (i) we are eligible for the benefits of a comprehensive income tax treaty with the United States which the US Treasury Department determines is satisfactory and which includes an exchange of information program and (ii) we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company (“PFIC”).

We are eligible for the benefits of the UK-US income tax treaty, which satisfies the treaty requirement described above. Based on our audited financial statements and relevant market data, we believe that we were not treated as a PFIC for US federal income tax purposes with respect to our 2004 taxable year. In addition, based on our audited financial statements and our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market data, we do not anticipate becoming a PFIC and therefore we anticipate that we will be a qualified foreign corporation or so treated. Accordingly, we anticipate that dividends paid with respect to the shares will be eligible for taxation as “qualified dividends.”

The US Treasury has announced its intention to promulgate rules pursuant to which holders of ADSs or shares and intermediaries through whom such shares are held will be permitted to rely on certifications from issuers to establish that dividends are eligible to be treated as qualified dividends. Because such procedures have not yet been issued, it is not clear whether we will be able to comply with the procedures. We will use reasonable efforts to facilitate appropriate tax reporting by providing these certifications or other similar certifications pursuant to any subsequent rules the US Internal Revenue Service or US Treasury may promulgate to the extent we are reasonably able to do so without undue cost.

Sale, Exchange, or Retirement

Upon the sale, exchange, or retirement of shares, you generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, or retirement and your tax basis in such shares. Gain on the sale, exchange, or retirement of shares held for more than one year will be treated as long-term capital gain. The net amount of long-term capital gain realized by a non-corporate holder before January 1, 2009 generally is subject to taxation at a maximum rate of 15%. Any gain or loss recognized will generally be treated as United States source gain or loss. Your ability to offset capital losses against ordinary income is subject to limitations.

Information Reporting and Backup Withholding Rules

Payments in respect of the shares (including proceeds from the sale of shares) that are paid within the United States or through certain US-related financial intermediaries are subject to information reporting and may be subject to backup withholding unless you (i) are a corporation or other exempt recipient, or (ii) provide a taxpayer identification number and certify that no loss of exemption from backup withholding has occurred. Holders that are not US persons generally are not subject to information reporting or backup withholding. However, such a holder may be required to provide a certification to establish its non-US status in connection with payments received within the United States or from certain US-related payors.

UNDERWRITING

Initial Offering and Sale

Subject to the terms and conditions set forth in an underwriting agreement (the “underwriting agreement”) between us and the underwriters named below (the “underwriters”), we have agreed to sell to the underwriters, and the underwriters have agreed severally to purchase from us, the number of Series A American depositary shares listed opposite their names below.

Underwriter	Number of Series A American depositary shares
HSBC Securities (USA) Inc.
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
UBS Securities LLC

Total

If the underwriters sell more Series A American depositary shares than the total number being offered, the underwriters have an option to buy up to an additional          Series A American depositary shares from us to cover such sales. The underwriters may purchase these shares pursuant to this option during the 30-day period commencing with the date of this prospectus supplement. If the underwriters exercise this option, each of the underwriters will, subject to certain conditions, purchase a number of additional Series A American depositary shares proportionate to their commitment shown in the table above. The following table shows the public offering price, underwriting discounts and proceeds, before expenses, to us assuming both no exercise and full exercise of the underwriters’ option to purchase          additional Series A American depositary shares.

Total
	Per Depositary Share	Without Over- Allotment	With Over- Allotment
Public offering price	$
Underwriting Discount	$
Proceeds, before expenses	$

The underwriting agreement provides that the obligations of the underwriters to purchase the Series A American depositary shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the Series A American depositary shares sold pursuant to the underwriting agreement if any of the Series A American depositary shares are sold. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters have advised us that they propose initially to offer the Series A American depositary shares to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that price less a concession not in excess of $         per Series A American depositary share. The underwriters may allow, and such dealers may allow, a discount not in excess of $         per Series A American depositary share to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The underwriting agreement provides that we will indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

Selling Restrictions

The Series A American depositary shares are offered for sale only in jurisdictions where it is legal to make such offers. The offer and sale of the Series A American depositary shares are subject to the following limitations. Neither the underwriters nor we have taken any action in any jurisdiction that would constitute a public offering of the Series A American depositary shares, other than in the United States.

United Kingdom

Each underwriter has represented and agreed that:

(1) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom; and

(2) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to us.

The underwriters are not acting for anyone other than HSBC Holdings plc in connection with the offering of Series A American depositary shares and will not be responsible to anyone other than HSBC Holdings plc for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of Series A American depositary shares may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

France

This prospectus supplement and the accompanying prospectus are not being distributed in the context of a public offer in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier), and thus this prospectus supplement and the accompanying prospectus have not been and will not be submitted to the Autorité des Marchés Financiers for approval in France and accordingly may not and will not be distributed to the public in France.

The Series A American depositary shares have not been and will not be offered to the public in France except to (i) qualified investors (investisseurs qualifiés) and/or a restricted group of investors (cercle restreint d’investisseurs), in each case, acting for their own account, all as defined in, and in accordance with, Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code and Decree no. 98-880 dated 1st October, 1998 and/or (ii) persons providing portfolio management investment services acting for third parties.

This prospectus supplement and the accompanying prospectus are not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus have been distributed on the understanding that such recipients will only participate in the issue or sale of the Series A American depositary shares for their own account and undertake not to transfer, directly or indirectly, the Series A American depositary shares to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

Germany

This prospectus supplement and the accompanying prospectus have not been filed with or approved by the Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) in relation to the Series A American depositary shares. Accordingly, the Series A American depositary shares may be sold in the Federal Republic of Germany only in accordance with any of the exemptions provided in the Securities Prospectus Act (Wertpapierprospektgesetz). Therefore, this prospectus supplement and the accompanying prospectus and any other offering material in relation to the Series A American depositary shares is directed only at persons who qualify as “qualified investors” in the meaning of Section 2 no. 6 of the Securities Prospectus Act (Wertpapierprospektgesetz).

Italy

The offering of the Series A American depositary shares has not been cleared by CONSOB (the Italian Securities Exchange Commission) pursuant to Italian securities legislation and, accordingly, no Series A American depositary shares may be offered, sold or delivered, nor may copies of this prospectus supplement and the accompanying prospectus or of any other document relating to the Series A American depositary shares be distributed in the Republic of Italy, except (i) to qualified investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, provided that such professional investors will act in their capacity and not as depositaries or nominees for other shareholders, or (ii) in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Financial Services Act”), its implementing CONSOB regulations, including Article 22, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the Series A American depositary shares or distribution of copies of this prospectus supplement and the accompanying prospectus or any other document relating to the Series A American depositary shares in the Republic of Italy under (i) or (ii) above must be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Italian Financial Services Act and Legislative Decree No. 385 of September 1, 1993 (the “Banking Act”), as amended, and the implementing guidelines of the Bank of Italy.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Series A American depositary shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Series A American depositary shares which has been approved by the competent authority in the Relevant Member State or, where appropriate, approved in another Relevant Member State and ratified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Series A American depositary shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by HSBC Holdings plc of a prospectus pursuant to Article 3 of the Prospectus Directive.

The Series A American depositary shares are and will be offered in Relevant Member States only in the circumstances described in (a) to (c) above.

For the purposes of this section, the expression an “offer of Series A American depositary shares to the public” in relation to any Series A American depositary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Series A American depositary shares to be offered so as to enable an investor to decide to purchase or subscribe the Series A American depositary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong SAR

The Series A American depositary shares have not been offered or sold, and will not be offered or sold in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong SAR”), by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong SAR. No advertisement, invitation or document relating to the Series A American depositary shares, whether in Hong Kong SAR or elsewhere, has been or will be issued, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong SAR (except if permitted to do so under the securities laws of Hong Kong SAR) other than with respect to Series A American depositary shares which are or are intended to be disposed of only to persons outside Hong Kong SAR or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong SAR and any rules made thereunder.

Japan

The offering of Series A American depositary shares has not been and will not be registered under the Securities and Exchange Law of Japan (“SEL”); and such Series A American depositary shares may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident thereof (including a Japanese corporation) or to others for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan, except that the offer and sale of the Series A American depositary shares in Japan may be made only through private placement sales in Japan in accordance with an exemption available under the SEL and in accordance with applicable laws and regulations of Japan. For purposes of this paragraph, “resident of Japan” shall have the meaning as defined under the Foreign Exchange and Foreign Trade Law of Japan.

A Japanese person who acquired or purchased Series A American depositary shares may not transfer such Series A American depositary shares unless otherwise such person transfers the Series A American depositary shares acquired or purchased as a whole to any third party.

[Legend in Japanese omitted. The translation of omitted paragraph provided in the paragraph immediately above.]

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Series A American depositary shares may not be offered or sold, nor will this prospectus supplement and the accompanying prospectus, nor any document or other material in connection with the Series A American depositary shares, be distributed or circulated, either directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”); (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Each underwriter has agreed to comply, to the best of its knowledge and belief, with all applicable laws and regulations and directives in each jurisdiction in which it purchases, offers, sells or delivers Series A American depositary shares or has in its possession or distributes this prospectus supplement and the accompanying prospectus or any such other material relating to the Series A American depositary shares, in all cases at its own expense.

Expenses

The expenses of the offering, not including underwriting commissions, are estimated as set forth below.

Legal fees and expenses	US$	210,000
Accounting fees and expenses		53,000
Printing and engraving expenses		25,000
Other		430,000

Total	US$	718,000

Listing

Application will be made to list the Series A American depositary shares representing the Series A preference shares on the New York Stock Exchange. The underwriters have advised us that the underwriters currently intend to make a market in the Series A American depositary shares, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Series A American depositary shares and may discontinue any such market-making at any time at their sole discretion. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Series A American depositary shares or that an active public market for the Series A American depositary shares will develop. If an active public trading market for the Series A American depositary shares does not develop, the market price and liquidity of the Series A American depositary shares may be adversely affected.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

In connection with the offering made hereby, the underwriters may purchase and sell the Series A American depositary shares in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters in connection with the offering. Short positions created by the underwriters involve the sale by the underwriters of a greater number of Series A American depositary shares than they are required to purchase from us. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Series A American depositary shares. The underwriters may also impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Series A American depositary shares sold in the offering may be reclaimed by the underwriters if such Series A American depositary shares are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Series A American depositary shares, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange or otherwise.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series A American depositary shares. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued.

HSBC Securities (USA) Inc. is a wholly-owned indirect subsidiary of HSBC Holdings plc. Accordingly, the offering of the Series A American depositary shares is being conducted in accordance with the applicable provisions of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the “NASD”) regarding the underwriting of the securities of an affiliate. In accordance with such rules, an NASD member participating in the distribution of the Series A American depositary shares is not permitted to confirm sales to accounts over which it exercises discretionary authority without prior specific written consent of the member’s customer.

HSBC Securities (USA) Inc. has no obligation to make a market in the Series A American depositary shares and, if commenced, may discontinue its market-making activities at any time without notice, at its sole discretion. Furthermore, HSBC Securities (USA) Inc. may be required to discontinue its market-making activities during periods when we are seeking to sell certain of our securities or when HSBC Securities (USA) Inc., such as by means of its affiliation with us, learns of material non-public information relating to us. HSBC Securities (USA) Inc. would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market for the Series A American depositary shares. Although other broker-dealers may make a market in the Series A American depositary shares from time to time, there can be no assurance that any other broker-dealer will do so at any time when HSBC Securities (USA) Inc. discontinues its market-making activities. In addition, any such broker-dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole discretion.

It is expected that the delivery of the Series A American depositary shares will be made against payment therefore on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series A American depositary shares on the date hereof will be required, by virtue of the fact that the Series A American depositary shares will settle in T + 5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Market Making Resales by Affiliates

This prospectus supplement together with the accompanying prospectus and your confirmation of sale may also be used by HSBC Securities (USA) Inc. in connection with offers and sales of the Series A American depositary shares in market-making transaction at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders after the original offering and sale of the Series A American depositary shares. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus supplement and the accompanying prospectus for this purpose. Neither HSBC Securities (USA) Inc, nor any other of our affiliates has an obligation to make a market in the Series A American depositary shares and may discontinue any market-making activities at any time without notice, in its sole discretion.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our special US and English counsel and for the underwriters by Shearman & Sterling (London) LLP, London, England, US and English counsel to the underwriters.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our consolidated financial statements as at December 31, 2004 and December 31, 2003 and for each of the years ended December 31, 2004, 2003 and 2002 appearing in our annual report on Form 20-F for the year ended December 31, 2004 have been incorporated by reference herein in reliance on the report of KPMG Audit Plc, independent registered public accounting firm and upon the authority of said firm as experts in accounting and auditing.

Prospectus

HSBC Holdings plc

Subordinated Debt Securities and Non-cumulative

Dollar-denominated Preference Shares

American Depositary Shares

HSBC Holdings plc may offer the following securities for sale through this prospectus:

•	subordinated debt securities; and

•	non-cumulative dollar-denominated preference shares of $0.01 nominal value each. The dollar preference shares will be represented by American depositary shares.

The aggregate initial offering price of any combination of securities offered through this prospectus will not exceed $3,750,000,000 (or its foreign currency equivalent).

We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of debt securities or preference shares unless accompanied by a prospectus supplement.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES COMMISSION REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this prospectus in the initial sale of these securities. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is 26 November 2002.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2) of the Order (all such persons together being referred to as “relevant persons”). Securities offered through this prospectus will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Any securities offered through this prospectus may not be offered and sold to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or except otherwise in circumstances which do not, and will not, constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995. All applicable provisions of the Public Offers of Securities Regulations 1995 must be complied with in respect of anything done in relation to any securities issued by HSBC Holdings plc in, from or otherwise involving the United Kingdom.

In connection with any issue of securities through this prospectus, a stabilising manager or any person acting for him may over-allot or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on the stabilising manager or any agent of his to do this. Such stabilising, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us”.

As used in this prospectus and in any prospectus supplement, the terms “HSBC Holdings” “we,” “us” and “our” refer to HSBC Holdings plc, and the terms “HSBC Group” and “HSBC” mean HSBC Holdings plc and its subsidiary undertakings. In addition, the term “UK GAAP” means generally accepted accounting principles in the United Kingdom and the term “US GAAP” means generally accepted accounting principles in the United States.

Our consolidated financial statements are published in US dollars. In this prospectus and any prospectus supplement, “US dollars”, US$ or “$” refers to US currency, “pounds sterling”, “£” or “pence” refers to UK currency, “euro” or “€” refers to the single currency adopted by those states participating in the European Monetary Union from time to time and “HK$” or “Hong Kong dollars” refers to Hong Kong currency.

LIMITATIONS ON ENFORCEMENT OF US LAWS AGAINST US,

OUR MANAGEMENT AND OTHERS

We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States.

As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in US courts judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Norton Rose, that there is doubt as to enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual reports and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room.

The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the documents listed below.

•	Pages 1 to 81 and 83 to the end of the Interim Report on Form 6-K dated 5 August 2002 for the six months ended 30 June 2002 (file number 001-14930);

•	Annual Report on Form 20-F, as amended, for the year ended 31 December 2001 (file number 001-14930);

•	Filing pursuant to Rule 425 dated 14 November 2002, corrected on a filing pursuant to Rule 425 dated 20 November 2002;

•	Filing pursuant to Rule 425 dated 20 November 2002;

•	Report of a Foreign Issuer on Form 6-K dated 20 November 2002 (file number 001-14930);

•	any future Reports on Form 6-K that indicate they are incorporated into this registration statement; and

•	any future Annual Reports on Form 20-F that we may file with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), until we sell all of the securities that may be offered through this prospectus.

You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

Group Company Secretary

HSBC Holdings plc

8 Canada Square

London

E14 5HQ England

Tel: 011 (44-20) 7991-8888

HSBC Holdings plc

c/o HSBC Bank USA

452 Fifth Avenue

New York, New York, 10018

Attn: Regional Compliance Officer

Tel: (212) 525-5000

We will provide to the trustee referred to under “Description of Subordinated Debt Securities” and the depositary referred to under “Description of ADSs” our annual reports, which will include a description of operations and annual audited consolidated financial statements prepared under UK GAAP, together with a reconciliation of net income and shareholders’ funds to amounts to US GAAP. We will also furnish the trustee and the depositary with interim reports which will include unaudited interim consolidated financial information prepared under UK GAAP and which may contain a reconciliation of net income and shareholders’ funds to US GAAP. The trustee and the depositary, as appropriate, shall make such reports available for inspection by holders at their respective corporate trust offices.

HSBC

HSBC is one of the largest banking and financial services organisations in the world, with a market capitalisation of US$109 billion at 31 December 2001. At the end of 2001, HSBC had total assets of US$696 billion and shareholders’ equity of US$46 billion. For the year ended 31 December 2001, HSBC’s operating profit was US$7 billion on revenues of US$26 billion. HSBC is a strongly capitalised banking group with a total capital ratio of 13.0 per cent and a tier 1 capital ratio of 9.0 per cent as at 31 December 2001.

Headquartered in London, HSBC operates through long-established businesses in five regions: Europe; Hong Kong; rest of Asia-Pacific, including the Middle East and Africa; North America; and Latin America. Within each of these geographical regions, the principal businesses operate essentially as domestic banks and typically have a large retail deposit base, together with strong liquidity and capital ratios, and provide services to personal, commercial and large corporate and institutional customers. By using HSBC’s highly efficient technological links, all businesses are able to access HSBC’s wide range of products and services and adapt them to local customer needs. In addition, in certain key locations — London, Hong Kong, New York, Geneva, Paris and Düsseldorf — HSBC has significant investment and private banking operations which, together with its commercial banks, enable HSBC to service the full range of requirements of its high net worth personal and large corporate and institutional customers.

Through its global network of some 7,000 offices in 81 countries and territories, HSBC provides a comprehensive range of financial services to personal, commercial, corporate, institutional and investment and private banking clients. As part of its strategy, HSBC created a global brand in 1998, using HSBC and its hexagon symbol in most of its areas of operation.

HSBC’s largest and best-known subsidiaries and their primary areas of operation are:

• The Hongkong and Shanghai Banking Corporation Limited	Hong Kong SAR, with an extensive network throughout Asia-Pacific

• Hang Seng Bank Limited (‘Hang Seng Bank’)	Hong Kong SAR

• HSBC Bank plc	United Kingdom

• Crédit Commercial de France (‘CCF’)[1]	France

• HSBC Bank USA	New York State in the United States

• HSBC Bank Brasil S.A.-Banco Múltiplo (‘HSBC Bank Brasil’)	Brazil

• HSBC Private Banking Holdings (Suisse) S.A. (‘HSBC Republic Suisse’)	Switzerland, France, Luxembourg, Guernsey and Monaco (through various subsidiaries)

Note:

1.	On 3 June 2002, Crédit Commercial de France changed its name to “CCF S.A.”

USE OF PROCEEDS

Unless we otherwise disclose in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities to support the development of HSBC and to strengthen further the capital base of HSBC Holdings.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

AND PREFERENCE SHARE DIVIDENDS

The ratios of earnings to combined fixed charges and preference share dividends for HSBC for the periods indicated, using financial information calculated in accordance with UK GAAP and estimated financial information adjusted to reflect US GAAP, are:

	Year ended 31 December
	6 months ended June 30, 2002	2001	2000	1999	1998	1997
Ratios in accordance with UK GAAP:
Excluding interest on deposits.	6.88	5.00	5.86	7.84	6.77	8.63
Including interest on deposits.	1.69	1.35	1.38	1.45	1.29	1.44
Estimated ratios in accordance with US GAAP:
Excluding interest on deposits.	3.82	4.90	5.67	7.38	6.32	8.35
Including interest on deposits.	1.33	1.34	1.37	1.42	1.26	1.43

For the purpose of calculating the ratios of earnings to combined fixed charges and preference share dividends, earnings consist of income (loss) from continuing operations before taxation and minority interests, plus fixed charges and after deduction of the unremitted pre-tax income of associated undertakings. Fixed charges consist of total interest expense, including or excluding interest on deposits, as appropriate, preference share dividends, as applicable, and the proportion of rental expense deemed representative of the interest factor.

CONSOLIDATED CAPITALISATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

The following table shows the consolidated unaudited capitalisation and share capital position of HSBC Holdings plc and its subsidiary undertakings as at 30 June 2002:

			Authorised	Issued and fully paid
			US$m	US$m
		Ordinary Share Capital:
		Ordinary shares (of nominal value US$0.50 each)	7,500	4,725

				Amount outstanding
				US$m
		Consolidated Loan Capital
		Undated Subordinated Loan Capital of Subsidiary Undertakings
US$	1,200m	Primary capital subordinated undated floating rate notes		1,200
US$	750m	Undated floating rate primary capital notes		750
US$	500m	Undated floating rate primary capital notes		500
US$	300m	Undated floating rate primary capital notes (series 3)		300
	£150m	9.25% step-up undated subordinated notes		229
	£150m	8.625% step-up undated subordinated notes		229
		Other undated subordinated liabilities less than US$200m		309

				3,517

		Subordinated Loan Capital of HSBC Holdings plc
US$	1,000m	7.5% subordinated notes 2009		999
	£413m	11.69% subordinated bonds 2002		632
	£250m	9.875% subordinated bonds 2018		377
US$	350m	Subordinated step-up coupon floating rate notes 2010		349
	€300m	5.5% subordinated notes 2009		297
US$	250m	Subordinated collared floating rate notes 2008		250

				2,904

		Subordinated Loan Capital of Subsidiary Undertakings
	£350m	5.75% subordinated variable coupon notes 2017		535
US$	500m	7.625% subordinated notes 2006		500
	£300m	6 1/2% subordinated notes 2023		455
US$	400m	8 5/8% subordinated notes 2004		400
HK$	3,000m	Subordinated collared (7% to 9%) floating rate notes 2003		385
US$	375m	Subordinated step-up coupon floating rate notes 2009		375
US$	350m	7.4% subordinated guaranteed notes 2003		350
	£225m	6.25% subordinated notes 2041		341
	£200m	9% subordinated notes 2005		306
US$	300m	6.95% subordinated notes 2011		300
US$	300m	7.65% subordinated notes 2025		300
US$	300m	7% fixed rate subordinated notes 2006		299
US$	250m	7.25% subordinated notes 2002		250
US$	250m	5.875% subordinated notes 2008		228
US$	250m	7.2% subordinated notes 2097		215
US$	200m	7.808% capital securities 2026		200
				Amount outstanding
				US$m
US$	200m	8.38% capital securities 2027		200
US$	200m	6.625% subordinated notes 2009		200
		Other subordinated liabilities less than US$200m		3,456

				9,295

		Non-equity Minority Interest
US$	1,350m	9.547% Non-Cumulative Step-up Perpetual Preferred Securities, Series 1	1,337
US$	900m	10.176% Non-Cumulative Step-up Perpetual Preferred Securities, Series 2	891
	£500m	8.208% Non-Cumulative Step-up Perpetual Preferred Securities	757
	€600m	8.03% Non-Cumulative Step-up Perpetual Preferred Securities	588
		Other preference shares issued by subsidiary undertakings	779

			4,352

		Other Indebtedness
		Deposits by banks	61,455
		Customer accounts	470,778
		Debt securities in issue	28,683
		Other liabilities	111,920

			672,836

		Memorandum Items
		Contingent liabilities
		Acceptances and endorsements	4,191
		Guarantees and assets pledged as collateral security	45,181
		Other	14

			49,386

Notes:

(1)	The authorised ordinary share capital of HSBC Holdings plc as at 30 June 2002 was US$7,500 million divided into 15,000 million ordinary shares of US$0.50 each, and £301,500 divided into 301,500 non-voting deferred shares of £1 each. At 30 June 2002, the authorised and unissued preference share capital of HSBC Holdings plc was 10 million non-cumulative preference shares of US$0.01 each, 10 million non-cumulative preference shares of £0.01 each and 10 million non-cumulative preference shares of €0.01 each.

(2)	The Non-Cumulative Step-up Perpetual Preferred Securities each have the benefit of a subordinated guarantee of HSBC Holdings plc. None of the other above Consolidated Loan Capital is secured or guaranteed. No account has been taken of liabilities or guarantees between undertakings within the group, comprising HSBC Holdings plc and its subsidiary undertakings.

(3)	On 9 October 2002, HSBC Holdings plc paid its first interim dividend for 2002. Ordinary shares with a value of US$166 million were issued to those existing shareholders who had elected to receive new shares at market value in lieu of cash. As the full amount of the dividend was accrued as payable at 30 June 2002, shareholders’ funds increased by US$166 million as a result of these elections.

(4)	Since 30 June 2002, 15,276,184 ordinary shares of US$0.50 each have been allotted and issued as a result of the exercise of employee share options.

(5)	HSBC Holdings plc redeemed £413 million 11.69% subordinated notes on 31 July 2002.

(6)	HSBC USA Inc. redeemed US$250 million 7.25% subordinated notes on 15 July 2002, US$100 million floating rate subordinated notes on 7 August 2002 and US$150 million floating rate subordinated notes on 28 October 2002.

(7)	As at 30 June 2002, HSBC had pledged assets of US$40,845 million as security for liabilities of US$12,233 million.

Save as disclosed in the above notes, there has been no material change in the authorised and issued share capital of HSBC Holdings plc or the loan capital, other indebtedness, contingent liabilities or third party guarantees of HSBC Holdings plc and its subsidiary undertakings since 30 June 2002.

The following exchange rates as at 30 June 2002 have been used in the table above:

US$1.00 = Hong Kong dollars 7.79995; €1.00 = US$0.99030; £1.00 = US$1.52855.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

Debt securities offered through this prospectus will be issued under one of two indentures to be entered into between HSBC Holdings, as issuer, and The Bank of New York, as trustee. The dated debt securities will be issued under the indenture for dated debt securities and the undated securities will be issued under the indenture for undated debt securities. The following summary of certain provisions of the debt securities and the indentures and any such summary in any prospectus supplement do not purport to be complete and are subject to and are qualified by reference to, all the provisions of the debt securities and the relevant indenture. Defined terms used in this section but not otherwise defined in this prospectus have the meanings assigned to them in the relevant indenture.

General

The indentures do not limit the amount of debt securities that we may issue under them and provide that we may issue debt securities from time to time in one or more series.

The debt securities will be our direct and unsecured subordinated obligations. The debt securities of each series will rank pari passu among themselves, without any preference one over the other by reason of the date they were issued or otherwise.

Please refer to the prospectus supplement relating to the particular series of debt securities offered through this prospectus for the following terms, where applicable, of the debt securities:

•	whether such debt securities will be dated debt securities with a specified maturity date or undated debt securities with no specified maturity date;

•	the title and series of such debt securities;

•	the aggregate principal amount of such debt securities, and the limit, if any, on the aggregate principal amount of the debt securities of that series that may be issued under the relevant indenture;

•	the issue date or dates and the maturity date or dates, if any;

•	the rate or rates, at which such debt securities will bear interest or the method by which interest will be determined, and the dates and mechanics of payment of interest, including record dates;

•	any optional redemption terms;

•	whether such debt securities, if dated, are to be issued as discount securities and the terms and conditions of any such discount securities;

•	the place or places where any principal, premium or interest in respect of debt securities of the series shall be payable;

•	whether payments are subject to a condition that we are able to make such payment and remain able to pay our debts as they fall due and our assets continue to exceed our liabilities (other than subordinated liabilities), or a solvency condition;

•	whether there are any other conditions to which payments with respect to such debt securities are subject;

•	provisions, if any, for the discharge and defeasance of such dated debt securities;

•	the form in which such debt securities are to be issued;

•	if other than in authorised denominations, the denominations in which such debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the payment of such principal pursuant to the relevant indenture;

•	the currency in which such debt securities are to be denominated;

•	the currency in which payments on such debt securities will be made;

•	if payments on debt securities may be made in a currency other than US dollars, or a foreign currency or a foreign currency other than the foreign currency in which such debt securities are denominated or stated to be payable, the periods within which and the terms and conditions upon which such election may be made and the time and manner of determining the relevant exchange rate;

•	whether any debt securities of the series are to be issued as indexed securities and, if so the manner in which the principal of (and premium, if any, on) or interest thereon shall be determined and the amount payable upon acceleration under the relevant indenture and any other terms in respect thereof;

•	any restrictive covenants provided for with respect to such debt securities;

•	any other events of default;

•	provisions, if any, for the exchange or conversion of such debt securities; and

•	any other terms of the series.

Dated debt securities of any series may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, may be redeemable at a premium, or may be otherwise designated by us as issued with original issue discount. We will discuss certain tax considerations that may be relevant to holders of such discount securities, undated or perpetual debt securities and debt securities providing for indexed, contingent or variable payments or payments in a currency other than the currency in which such debt securities are denominated in the prospectus supplement relating to such securities.

Debt securities and any coupons relating to such debt securities will become void unless presented for payment within ten years with respect to a payment of principal and premium, if any, and five years with respect to a payment of interest. All monies paid by us to a paying agent or the trustee for the payment of principal of (and premium, if any, on) or any interest on any debt security that remain unclaimed at the end of two years after such principal, premium, or interest shall have become due and payable will be repaid to us, and the holder of such debt security must look to us for payment thereof.

Form, Settlement and Clearance

General. Unless otherwise indicated in the applicable prospectus supplement, debt securities of a series will be issued only as a global security in bearer form and will be payable only in US dollars and title to this global security will pass by delivery. The form of the debt securities is described below, and references in this description to debt securities shall be to debt securities of such series and references to the global security and book-entry debt securities will be to the related global security and related book-entry debt securities.

The global security will be deposited on issue with a book-entry depositary, as appointed from time to time, which will hold the global security for the benefit of The Depository Trust Company or its nominee (“DTC”) and its participants pursuant to the terms of a debt security deposit agreement among us, the book-entry depositary and the holders and beneficial owners from time to time of book-entry debt securities. Pursuant to the debt security deposit agreement, the book-entry depositary will issue one or more certificateless depositary interests which together will represent a 100 per cent interest in the underlying global security. These book-entry debt securities will be issued to DTC, which will operate a book-entry system for the book-entry debt securities.

Ownership of interests in the book-entry debt securities will be limited to persons that have accounts with DTC or persons that hold interests through such DTC participants. Ownership of book-entry debt securities will be shown on, and the transfer of such book-entry debt securities will be effected only through, records maintained by DTC and its participants. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability of such purchasers to own, transfer or pledge book-entry debt securities or interests therein.

As long as the book-entry depositary is the holder of the global security, the book-entry depositary or its nominee will be considered the sole holder of such global security for all purposes under the relevant indenture. Accordingly, each person owning an interest in a book-entry debt security must rely on the procedures of the book-entry depositary and DTC and on the procedures of the DTC Participant through which such person owns its interest to exercise any rights and obligations of a holder under the relevant indenture or the Deposit Agreement. See “—Action by Holders of Debt Securities”.

DTC has advised us that: DTC is a limited-purpose trust company organised under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerised book-entry changes in participants’ accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organisations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payments on the Global Debt Security. Payments of any amounts in respect of the global security will be made through a paying agent to the book-entry depositary. The book-entry depositary will pay this amount to DTC, which will distribute such payments to its Participants. All such payments will be distributed without deduction or withholding for any UK taxes or other governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global security and by the owners of book-entry debt securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global security or book-entry debt securities, as the case may be, if such deduction or withholding had not been made. DTC, upon receipt of any such payment, will immediately credit participants’ accounts with payments in amounts proportionate to their respective ownership of book-entry debt securities, as shown on the records of DTC. We expect that payments by participants to owners of book-entry debt securities held through such participants will be governed by standing customer instructions and customary practices and will be the responsibility of such participants.

None of us, the trustee, the book-entry depositary or any their agents will have any responsibility or liability for any aspect of the records relating to or payments made by DTC on account of a participant’s ownership of interests in the book-entry debt securities or for maintaining, supervising or reviewing any records relating to a participant’s interests in book-entry debt securities.

Redemption. In the event the global security (or any portion thereof) is redeemed, the book-entry depositary will redeem, from the amount received by it in respect of the redemption of the global security, an equal amount of the book-entry debt securities. The redemption price payable in connection with the redemption of book-entry debt securities will be equal to the amount received by the book-entry depositary in connection with the redemption of the global security (or any part of a global security).

Action by Holders of Debt Securities. We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a book-entry debt security desires to give or take any action that a holder is entitled to give or take under the relevant indenture or the owner of a book-entry debt security is entitled to give or take under the deposit agreement, DTC would authorise the participants owning the relevant book-entry debt securities to give or take such action, and such participants would authorise indirect participants to give or take such action or would otherwise act upon the instructions of owners holding through them.

As soon as practicable after receipt by the book-entry depositary of notice of any solicitation of consents or request for a waiver or other action by the holders of debt securities, the book-entry depositary will mail to DTC a notice containing

•	such information as is contained in the notice received from us;

•	a statement that at the close of business on a specified record date DTC will be entitled, subject to the provisions of or governing the relevant book-entry debt security or debt securities, to instruct the book-entry depositary as to the consent, waiver or other action, if any, pertaining to the debt securities; and

•	a statement as to the manner in which such instructions may be given.

Upon the written request of DTC, the book-entry depositary shall endeavor to take such action regarding the requested consent, waiver or other action in respect of the debt securities in accordance with any instructions set forth in such request. DTC is expected to follow the procedures described above with respect to soliciting instructions from its participants. The book-entry depositary will not exercise any discretion in the granting of consents or waivers or the taking of any other action relating to the debt security deposit agreement, the DTC agreement or the indenture.

Reports. The book-entry depositary will as promptly as practicable send to DTC a copy of any notices, reports and other communications received by it as holder of the debt securities from us or the trustee.

Amendment and Termination. The debt security deposit agreement may be amended by agreement between us and the book-entry depositary and the consent of DTC or the owners of book-entry debt securities shall not be required in connection with any amendment to the debt security deposit agreement

•	to cure any ambiguity, omission, defect or inconsistency in the debt security deposit agreement;

•	to add to our covenants and agreements or those of the book-entry depositary;

•	to evidence or effect the assignment of the book-entry depositary’s rights and duties to a qualified successor;

•	to comply with the US Securities Act of 1933, as amended, the Exchange Act, the US Investment Company Act of 1940, as amended, the Trust Indenture Act of 1940 or any other applicable law, rule or regulation; and

•	to modify, alter, amend or supplement the debt security deposit agreement in any other manner that is not adverse to DTC or the beneficial owners of book-entry debt securities.

No amendment that adversely affects DTC may be made to the debt security deposit agreement without the consent of DTC.

If we issue definitive debt securities in exchange for the entire global security, the book-entry depositary will surrender the global security against receipt of the definitive debt securities, distribute the definitive debt securities to the persons and in the amounts as specified by DTC and the debt security deposit agreement will terminate with respect to such series of debt securities. The debt security deposit agreement may also be terminated upon the resignation of the book-entry depositary if no successor has been appointed within 90 days as set forth under “—Resignation of Book-Entry Depositary” below. Any definitive debt securities will be issued in accordance with the provisions described under “—Definitive Debt Securities” below.

Resignation of Book-Entry Depositary. The book-entry depositary may at any time resign. If a successor depositary is appointed in accordance with the debt security deposit agreement, upon our request or request of the successor, the retiring book-entry depositary must, subject to certain conditions, deliver the global security to that successor. If no such successor has so agreed within 90 days, the book-entry depositary may petition court for the appointment of a successor unless definitive debt securities have been issued in accordance with the relevant indenture, DTC or the depositary.

Settlement. Initial settlement for the debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. The book-entry debt securities will settle in DTC’s Same-Day Funds Settlement System.

Definitive Debt Securities. Owners of interests in the book-entry debt securities or debt securities will be entitled to receive definitive debt securities in registered form in respect of such interest if (1) (i) DTC notifies the book-entry depositary or the book-entry depositary notifies us in writing that it is unwilling to or unable to continue as a depositary for the book-entry debt securities of such series or the debt securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by the book-entry depositary within 90 days or (2) an Event of Default has occurred and is continuing and the registrar has received a request from the book-entry depositary or DTC, as the case may be or (3) the applicable prospective supplement provides otherwise with respect to a particular series. Unless otherwise indicated in the applicable prospectus supplement, definitive debt securities will not be issued in bearer form.

Unless otherwise indicated in the applicable prospectus supplement, definitive debt securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive debt securities shall be registered in the name or names of such person or persons as the book-entry depositary shall notify the trustee based on the instructions of DTC.

Payments

Any payments of interest and, in the case of dated debt securities, principal and premium (if any), on any particular series of debt securities will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the debt securities of such series.

Dated Debt Securities. Unless otherwise provided in a prospectus supplement relating to any series of dated debt securities, and subject also to the following paragraph, if we do not make a payment with respect to any dated debt securities on any relevant payment date, our obligation to make such payment will be deferred until (and the payment will not be due and payable until):

•	in the case of a payment of interest, the date on which a dividend is paid on any class of our share capital; and

•	in the case of a payment of principal, the first business day after the date that falls six months after the original payment date.

Failure by us to make any such payment prior to such deferred date will not constitute a default by us or allow any holder to sue us for such payment or take any other action. Each payment so deferred will accrue interest at the rate prevailing in accordance with the terms of such series of dated debt securities immediately before the original payment date for such payment. Any payment so deferred will not be treated as due for any purpose (including, without limitation, for the purposes of ascertaining whether or not an event of default has occurred) until the relevant deferred date. The term “business day” means, with respect to any particular series of debt securities, except as may otherwise be provided in the prospectus supplement relating to such series of debt securities, a weekday that is not a day on which banking institutions are authorised or obligated by law or executive order to close in any jurisdiction in which payments with respect to such series are payable.

Undated Debt Securities. We are not required to make payments with respect to any series of undated debt securities on any payment date specified for such payment in the prospectus supplement relating to the debt securities of such series. Failure to make any such payment on any such payment date will not constitute a default by us for any purpose. Any payment not made by us in respect of any series of undated debt securities on any applicable Payment Date, together with any other unpaid payments, will, so long as they remain unpaid, constitute “missed payments” and will accumulate until paid. Missed payments will not bear interest.

Missed payments, if any, may be paid at our option in whole or in part at any time on not less than 14 days’ notice to the trustee, but all missed payments in respect of all undated debt securities of a particular series at the time outstanding will (subject to any solvency condition) become due and payable in full on whichever is the earliest of

•	the date upon which a dividend is next paid on any class of our share capital;

•	the date fixed for any redemption of such undated debt securities; and

•	the commencement of our winding up in England.

If we give notice of our intention to pay the whole or part of the missed payments on the undated debt securities of any series, we will be obliged, subject to any solvency condition, to do so upon the expiration of such notice. Where missed payments in respect of undated debt securities of any series are paid in part, each part payment will be deemed to be in respect of the full amount of missed payments accrued relating to the earliest payment date or consecutive payment dates in respect of such undated debt securities.

If we are unable to make any payment on or with respect to the undated debt securities of any series because we are not able to satisfy a solvency condition, the amount of any such payment which would otherwise be payable will be available to meet our losses. In the event of our winding up, the right to claim for interest, including missed payments, and any other amount payable on such undated debt securities may be limited by applicable insolvency law.

Computation of Interest. Except as otherwise specified in the prospectus supplement with respect to the debt securities of any series, any interest on the debt securities of each series, which is not denominated in Euro, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on debt securities of each series denominated in Euro will be computed on the basis of the actual number of days in the calculation period divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (a) the actual number of days in that portion of the calculation period falling in a leap year, divided by 366 and (b) the actual number of days in that portion of the calculation period falling in a non-leap year, divided by 365).

Subordination

Dated Debt Securities. The rights of holders of dated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the dated debt securities (including the undated debt securities). The subordination provisions of the dated indenture, and to which the dated debt securities are subject, are governed by English law.

Holders of dated debt securities and the trustee, by their acceptance of the dated debt securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have.

Undated Debt Securities. The rights of holders of undated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the undated debt securities. The subordination provisions of the undated indenture, and to which the undated debt securities are subject, are governed by English law. In the event of our winding up, holders of undated debt securities will be treated in the same way as they would be treated if they were holders of a class of preference shares in us; they will receive an amount equal to the principal amount of the undated subordinated debt securities of such series then outstanding together with accrued interest, if any, to the extent that a holder of such class of preference shares would receive an equivalent amount.

Holders of undated debt securities and the trustee, by their acceptance of the undated debt securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have.

Additional Amounts

Unless otherwise specified in the prospectus supplement with respect to the debt securities of any series all amounts of principal of (and premium, if any, on) and interest and related deferred payments and missed payments on debt securities will be paid by us without deducting or withholding any present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or for the account of the United Kingdom or any political subdivision or taxing authority thereof or therein, or if such deduction or withholding shall at any time be required by the United Kingdom or any such subdivision or authority, we will pay such additional amounts as may be necessary so that the net amounts paid to the holders of the debt securities or the trustee, after such deduction or withholding, shall equal the respective amounts to which the holders of the debt securities or the trustee would have been entitled had no deduction or withholding been made, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•	would not be payable or due but for the fact that the holder or beneficial owner of the debt securities is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the United Kingdom or such political subdivision, or otherwise has some connection or former connection with the United Kingdom or such political subdivision other than the holding or ownership of a debt security, or the collection of principal, premium, if any, interest and related deferred payments and missed payments on, or the enforcement of, a debt security; or

•	would not be payable or due but for the fact that the relevant debt security or coupon or other means of payment of interest or related deferred payments or missed payments in respect of debt securities (i) is presented for payment in the United Kingdom or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amount on presenting the same for payment at the close of such 30 day period; or

•	is imposed on a payment to an individual and is required to be made pursuant to any European Union directive on the taxation of savings income relating to the proposal for a directive on the taxation of savings income published by the ECOFIN Council on 13 December 2001 or otherwise implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000, or any law implementing or complying with, or introduced in order to conform to, such a directive; or

•	would not have been imposed if presentation for payment of the relevant debt securities had been made to a paying agent other than the paying agent to which the presentation was made; or

•	is imposed because of the failure to comply by the holder or the beneficial owner of the debt securities or the beneficial owner of any payment on such debt securities with a request from us addressed to the holder or the beneficial owner, including a request from us related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge; or

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

•	is imposed in respect any combination of the above items.

We have agreed in each indenture that at least one paying agent for each series of debt securities will be located outside the United Kingdom. We undertake that, if the conclusions of the ECOFIN Council meeting of November 26-27, 2000 are implemented, we will ensure that we maintain a paying agent in a European Union member state that will not be obliged to withhold or deduct taxes pursuant to the European Union Directive on the taxation of savings proposed at the ECOFIN Council meeting of 26-27 November 2000 if there is at least one Member State which does not require a paying agent to withhold or deduct pursuant to such Directive.

References in this prospectus to principal of (and premium, if any, on) and interest on debt securities shall be deemed also to refer to any additional amounts which may be payable under the foregoing provisions.

Redemption

In addition to the redemption provisions set forth in the prospectus supplement relating to the debt securities of a series, the debt securities of any series may be redeemed, in whole but not in part, at our option, on not less than 30 nor more than 60 days’ notice, at any time at a redemption price equal to the principal amount (or in the case of principal indexed debt securities, face amount) thereof (or premium, if any), together with accrued interest, if any, to the date fixed for redemption (or, in the case of discounted securities, the accreted face amount thereof, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) and any debt securities convertible into preference shares or other securities may, at our option, be converted as a whole, if, at any time, we determine that:

(a)	in making payment under such debt securities in respect of principal (or premium, if any), interest or related deferred payment or missed payment we have or will or would become obligated to pay additional amounts as provided in the relevant indenture and as described under “—Additional Amounts” above as a result of a change in or amendment to the laws of the United Kingdom or any political subdivision or taxing authority thereof or therein affecting taxation, or change in the official application or interpretation of such laws, or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the debt securities of such series; or

(b)	the payment of interest in respect of such debt securities would be treated as a “distribution” within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the United Kingdom (or any statutory modification or reenactment thereof for the time being) as a result of a change in or amendment to the laws of the United Kingdom or any such political subdivision or tax authority, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the debt securities of such series;

provided, however, that, in the case of (a) above, no notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of such debt securities then due.

Any redemption of the undated debt securities may be subject to one or more solvency conditions, as specified in the relevant prospectus supplement.

We and any of our subsidiary undertakings may, in accordance with applicable law, repurchase debt securities for our or their account. Under the practices of the Financial Services Authority, (the “FSA”) at the date of this prospectus, any optional tax redemption and any other optional redemption or repurchase requires the prior consent of the FSA.

Modification and Waiver

Modifications of and amendments to the relevant indenture with respect to the debt securities may be made by us and the trustee, without the consent of the holders of the debt securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount (or in the case of index-linked debt securities, face amount) of the debt securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of interest or additional amounts payable on, any dated debt security or change the terms of any undated debt security to include a stated maturity of the principal or change the payment dates for payment of additional amounts on any undated debt security;

•	reduce the principal amount (or in the case of index-linked debt securities, face amount), including the amount payable on a discount security upon the acceleration of the maturity thereof, of any interest or any related deferred payment, missed payment or the rate of interest on any of the foregoing, on or any premium payable upon redemption of, or additional amounts payable on, any debt security;

•	change the manner in which the amount of any principal, premium or interest in respect of index-linked debt securities is determined;

•	except as permitted by the relevant indenture, change our obligation to pay additional amounts;

•	reduce the amount of the principal of a discount security that would be due and payable upon an acceleration of the maturity of it;

•	change the place of payment or currency in which any payment of the principal (any premium, if any), any interest or any related deferred payment or missed payment is payable on any debt security, or the rate of interest on any of the foregoing;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of the aggregate principal amount (or in the case of index-linked debt securities, face amount) of the outstanding debt securities of such series, the consent of whose holders is required for any such modification or amendment, or the consent of the holders of which is required for waiver of compliance with certain provisions of the applicable indenture or waiver of certain defaults, as provided in that indenture;

•	change any of the provisions relating to modifications of and amendments to the relevant indenture, waivers of past defaults, or waivers of certain covenants except to increase the relevant percentages or to provide that certain other provisions of the relevant indenture cannot be modified or waived without the consent of all holders of affected debt securities;

•	change the terms and conditions of the preference shares or conversion securities into which undated debt securities may be convertible;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the relevant indenture;

•	change in any manner adverse to the interests of the holders of the debt securities of such series the subordination provisions of any series of debt securities; or

•	modify or affect in any manner adverse to the interests of the holders of the debt securities of such series the terms and conditions of our obligations regarding the due and punctual payment of the principal, premium, if any, interest, any deferred payment or missed payment or the rate of interest on any of the foregoing.

The holders of not less than a majority in principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture before the time for such compliance. The holders of not less than a majority in aggregate principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive any past event of default or default under the applicable indenture with respect to debt securities of that series, except a default in the payment of any principal of (or, premium, if any, on) or any installment of interest or related deferred payment or missed payment on any debt securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding debt security affected by it.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the FSA.

Defaults and Event of Default

Unless otherwise provided in a prospectus supplement, with respect to debt securities of a series, subject to certain exceptions, it shall be an event of default only if an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up or an effective resolution is validly adopted by our shareholders for our winding up. If an event of default occurs and is continuing with respect to a series of debt securities, the trustee may, and if so requested by the holders of at least 25 per cent in principal amount of the outstanding debt securities of such series shall, declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discount securities, the accreted face amount, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) with respect to the debt securities of such series due and payable immediately; provided that after such declaration, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series may (under certain circumstances) rescind and annul such declaration.

Unless otherwise provided in a prospectus supplement with respect to any series of debt security and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to dated debt securities of a series if:

•	any installment of interest upon any dated debt security of such series or any related coupon is not paid when due and such failure continues for 14 days; or

•	all or any part of the principal of (or premium, if any, on) any dated debt security of such series as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days;

provided that, if we do not pay any installment of interest on the pertinent interest payment date or all or any part of principal at maturity, the obligation to make such payment and such interest payment date or maturity, as the case may be, shall be deferred until (i) in the case of a payment of interest, the date on which a dividend is paid on any class of our share capital and (ii) in the case of a payment of principal, the first business day after the date that falls six months after the original payment date. Failure by us to make any such payment prior to such deferred date will not constitute a default by us or allow any holder to sue us for such payment or to take any other action. Any payment so deferred will not be treated as due for any purpose (including, without limitation, for the purposes of ascertaining whether or not a default has occurred) until the relevant deferred date.

Unless otherwise provided in a prospectus supplement with respect to any series of debt security and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to undated debt securities of a series if:

•	any missed payment is not paid on or prior to any date on which a dividend is paid on any class of our share capital and such failure continues for 30 business days; or

•	all or any part of the principal of (or premium, if any, on), or any accrued but unpaid interest and any missed payments on the date fixed for redemption of such undated debt securities is not paid when due and such failure continues for 7 business days.

If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up provided that the trustee may not, upon the occurrence of a default on the debt securities, accelerate the maturity of any of the dated debt securities of the relevant series or declare the principal of (or premium, if any on) and any accrued but unpaid interest of the undated debt securities of the relevant series immediately due and payable unless an event of default has occurred and is continuing. For the purposes of determining whether or not an event of default has occurred on the undated debt securities, a payment will not be deemed to be due on any date on which a solvency condition as set out in the relevant prospectus supplement is not satisfied. However, if we fail to make the payments set out in the two bullet points above, and at such time such solvency condition is satisfied, the trustee may institute proceedings in England (but not elsewhere) for our winding up.

Notwithstanding the foregoing, failure to make any payment in respect of a series of debt securities shall not be a default in respect of such debt securities if such payment is withheld or refused

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

•	in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 14 days, 30 business days, 7 days or 7 business days, as the case may be, by independent legal advisers acceptable to the trustee;

provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case, we shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceeding sentence shall cease to have effect and the payment shall become due and payable on the expiration of the relevant grace period of 14 days, 30 business days, 7 days or 7 business days, as the case may be, after the trustee gives written notice to us informing us of such resolution.

After the end of each fiscal year, we will furnish to the trustee a certificate of certain officers as to the absence of an event of default, or a default under the relevant indenture as the case may be, specifying any such default.

No remedy against us other than as specifically provided by the relevant indenture shall be available to the trustee or the holders of debt securities or coupons whether for the recovery of amounts owing in respect of such debt securities or under the relevant indenture or in respect of any breach by us of any obligation, condition or provision under the relevant indenture or such debt securities or coupons or otherwise, and no holder of any debt security will have any right to institute any proceeding with respect to the relevant indenture, the debt securities or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing event of default or default and unless also the holders of not less than a majority in aggregate principal amount (or, in the case of an index-linked debt security, the face amount) of the outstanding debt securities of such series shall have made written request to the trustee to institute such proceedings as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount (or, in the case of an index-linked debt security, the face amount) of the outstanding debt securities of such series direction inconsistent with such request and the trustee shall have failed to institute such proceeding within 60 days.

Subject to the provisions of the relevant indenture relating to the duties of the trustee, in case an event of default or default shall occur and be continuing with respect to the debt securities of a series, the trustee will be under no obligation to any of the holders of the debt securities of such series, including without limitation to take any of the actions referred to above, unless such holders shall have offered to the trustee indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, and subject to certain exceptions, the holders of a majority in aggregate principal amount (or, in the case of an index-linked debt security, the face amount) of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

Each indenture provides that the trustee will, within 90 days after the occurrence of an event of default or default with respect to the debt securities of a series, give to the holders of the affected debt securities notice of such event of default or default, unless such event of default or default shall have been cured or waived, provided that, the trustee will be protected in withholding such notice if it reasonably determines that the withholding of such notice is in the interest of such holders.

Notwithstanding anything to the contrary in this prospectus, nothing will impair the right of a holder (absent the consent of such holder) to institute suit for any payments due but unpaid with respect to its debt securities.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•	any successor corporation expressly assumes our obligations under the debt securities and the relevant indenture and, if applicable, the provision for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation, as a result of such transaction as having been incurred by us at the time of the transaction, no event of default or default, and no event that, after notice or lapse of time, or both, would become an event of default or a default, shall have occurred and be continuing; and

•	certain other conditions are satisfied.

Assumption of Obligations

With respect to a series of debt securities, a holding company of us or any of our subsidiary undertakings or such holding company may assume our obligations (or those of any corporation which shall have previously assumed our obligations); provided, that:

•	the successor entity expressly assumes such obligations by an amendment to the relevant indenture, in a form satisfactory to the trustee, and we shall, by an amendment to the relevant indenture, unconditionally guarantee all of such successor entity’s obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the relevant indenture and as described under the section headed “—Additional Amounts” above, references to such successor entity’s country of organisation will be added to the references to the United Kingdom);

•	the successor entity confirms in such amendment to the relevant indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the relevant indenture and as described under the section headed “—Additional Amounts” above (provided, however, that for these purposes such successor entity’s country of organisation will be substituted for the references to the United Kingdom); and

•	immediately after giving effect to such assumption of obligations, no event of default or default and no event which, after notice or lapse of time or both, would become an event of default or default with respect to debt securities of such series shall have occurred and be continuing.

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the relevant indenture with respect to the debt securities of such series with the same effect as if the successor entity had been named under the relevant indenture.

Defeasance and Discharge

If so specified in the applicable prospectus supplement with respect to debt securities of a series that are payable only in US dollars, we will be discharged from any and all obligations in respect of the debt securities of such series (with certain exceptions) if, at any time, inter alia, we shall have delivered to the trustee for cancellation all debt securities of such series theretofore authenticated, or all debt securities of such series not theretofore delivered to the trustee for cancellation have or will become due and payable in accordance with their terms within one year or are to be, or have been, called for redemption, exchange or conversion within one year under arrangements satisfactory to the trustee for the giving of notice of redemption and, in either case, we shall have irrevocably deposited with the trustee, in trust,

•	cash in US dollars in an amount; or

•	US government obligations which through the payment of interest thereon and principal thereof will provide not later than the due date of any payment, cash in US dollars in an amount; or

•	any combination of the foregoing,

sufficient to pay all the principal of (and premium, if any), and interest on, the debt securities of such series in accordance with the terms of the dated debt securities of such series and all other amounts payable by us under the relevant indenture. Any defeasance will be subject to the consent of the FSA if required.

The indenture for the dated debt securities also provides that we need not comply with certain covenants (“covenant defeasance”) of such indenture with respect to dated debt securities of a series if:

•	we irrevocably deposit, in trust with the trustee, (a) cash in US dollars in an amount, or (b) US government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in US dollars not later than the due date of any payment, in an amount, or (c) any combination of (a) and (b), sufficient in the opinion (with respect to (b) and (c)) of an internationally recognised firm of independent public accountants expressed in a written certification thereof delivered to the trustee to pay all the principal of (and premium, if any) and interest on, the dated debt securities of such series in accordance with the terms of such dated debt securities of such series;

•	no event of default or default or no event (including such deposit) which, after notice or lapse of time or both, would become an event of default or a default with respect to the dated debt securities of such series shall have occurred and be continuing on the date of such deposit;

•	we deliver to the trustee an officer’s certificate stating that all conditions precedent relating to such covenant defeasance have been complied with; and

•	certain other conditions are complied with.

Any covenant defeasance will be subject to the consent of the FSA if required.

Conversion

Dated debt securities. The prospectus supplement relating to a particular series of debt securities may provide for the exchange or conversion of such dated debt securities.

Undated debt securities. Except as otherwise specified in the prospectus supplement relating to a particular series of debt securities, we will have the option to convert, in whole but not in part, the undated debt securities of any series into preference shares on any payment date. The related prospectus supplement will describe the other terms and conditions of the conversion provisions.

Concerning the Trustee

Except during the continuance of an event of default or a default, the trustee will only be liable for performing those duties specifically set forth in the relevant indenture. In the event that an event of default or default occurs (and is not cured or waived), the trustee will be required to exercise its power with the degree of care and skill of a prudent person in the conduct of such person’s own affairs.

Governing Law

Except as stated above, each indenture and the debt securities of each series will be governed by and construed in accordance with the laws of the State of New York. See “—Subordination”.

Jurisdiction; Consent to Service

We have consented to the jurisdiction of the courts of the State of New York and the US courts located in the City of New York with respect to any action that may be brought in connection with the indentures or the debt securities of any series and have appointed HSBC Bank USA as agent for service of process.

DESCRIPTION OF DOLLAR PREFERENCE SHARES

The following is a summary of the material terms of the dollar preference shares of any series. The material terms of a particular series of the dollar preference shares offered in the form of American depositary shares, or ADSs, of a corresponding series will be summarised in the prospectus supplement relating to the dollar preference shares of that series. The material terms of a particular series of dollar preference shares may differ from the terms stated below, which will be indicated in the relevant prospectus supplement. Holders of the dollar preference shares are encouraged to read our Memorandum and Articles of Association (the “Articles of Association”) and any resolutions adopted by our board of directors or one of its authorised committees that set forth the material terms of a particular series of the dollar preference shares. Copies of the Articles of Association and the relevant resolutions have been filed as exhibits to the registration statement.

General

Under our Articles of Association, our board of directors or a committee authorised by it can authorise the issuance of one or more series of dollar preference shares with such dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions as it sees fit subject to the limitations set out in our Articles of Association. The dollar preference shares will rank equal with any pounds sterling-denominated preference shares of £0.01 nominal value each and any euro-denominated preference shares of €0.01 nominal value each in our capital and with all other shares that rank equal to the sterling, euro or dollar preference shares.

Currently, we do not have outstanding any series of dollar, sterling or euro preference shares. The dollar preference shares of each series will have a nominal value per share, dividend rights, redemption price and liquidation value per share stated in US dollar-denominated terms and will be issued only in fully paid form. For each dollar preference share of a particular series that is issued, an amount equal to the share’s nominal value will be credited to our issued share capital account, and an amount equal to the difference, if any, between the share’s issue price and its nominal value will be credited to our share premium account. Unless otherwise specified in the prospectus supplement relating to the dollar preference shares of a particular series, the dollar preference shares will have a nominal value of $0.01 per share.

The dollar preference shares of any series will initially be issued in bearer form and deposited with The Bank of New York, the depositary, against the issuance of American Depositary Shares, or ADSs, evidenced by American Depositary Receipts, upon receipt of payment for the dollar preference shares. The dollar preference shares of a particular series deposited under the deposit agreement will be represented by ADSs of a corresponding series. Dollar preference shares of any series withdrawn from deposit under the deposit agreement will be represented by share certificates in registered form without dividend coupons. These share certificates will be delivered at the time of withdrawal. Dollar preference shares of more than one series that are deposited under the deposit agreement as units will be represented by a unit of each corresponding series of ADSs. These ADSs will be represented by a unit of each corresponding series of ADRs. When withdrawn from deposit, the units of dollar preference shares will be represented by one share certificate in registered form, without dividend coupons. The certificate will be delivered at the time of withdrawal and may be exchanged by the holder for separate share certificates in registered form, without dividend coupons, representing the dollar preference shares of that series. Dollar preference shares of each series that are withdrawn from deposit will be transferable separately. See “Description of ADSs.”

The holder can transfer title to dollar preference shares of any series in registered form only by transfer and registration on the register for the dollar preference shares of the relevant series. Dollar preference shares of any series in registered form cannot be exchanged, in whole or in part, for dollar preference shares of the series in bearer form. The registration of transfer of dollar preference shares of any series can be made only on the register for the dollar preference shares of the series kept by the registrar at its office in the United Kingdom. See “Registrar and Paying Agent” below. The registrar will not charge the person requesting the registration a fee. However, the person requesting registration will be liable for any taxes, stamp duties or other governmental charges that must be paid in connection with the registration. See “Taxation—Taxation of Dollar Preference

Shares, ADSs and Undated Debt Securities—UK Stamp Taxes”. Neither the Articles of Association nor English law currently limit the right of non-resident or foreign owners to acquire freely dollar preference shares of any series or, when entitled to vote dollar preference shares of a particular series, to vote freely the dollar preference shares. There are currently no English laws or regulations that would restrict the remittance of dividends or other payments to non-resident holders of dollar preference shares of any series.

The dollar preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights summarised below, unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise. The holder of the dollar preference shares should pay particular attention to the following specific terms relating to his particular series of shares, including:

•	the designation of the dollar preference shares of the series and number of shares offered in the form of ADSs;

•	the liquidation value per share of the dollar preference shares of the series;

•	the price at which the dollar preference shares of the series will be issued;

•	the dividend rate (or method of calculation of the dividend) and the dates on which dividends will be payable;

•	any redemption provisions; and

•	any other rights, preferences, privileges, limitations and restrictions related to the dollar preference shares of the series.

Dividends

The holders of the dollar preference shares of a particular series will be entitled to receive any cash dividends declared by us out of the profits available for distribution on the dates and at the rates or amounts stated, or as determined by the method of calculation described in the prospectus supplement relating to that series.

We will declare and fully pay dividends on each series of dollar preference shares on each dividend payment date unless, in our opinion:

•	payment of the dividend would cause us not to meet applicable capital adequacy requirements of the FSA; or

•	the profits available to us to distribute as dividends are not sufficient to enable us to pay in full both dividends on the series of dollar preference shares and the dividends on any other of our shares that are scheduled to be paid on the same date as the dividends on the series of dollar preference shares and that have an equal right to dividends as the dollar preference shares of that series.

Unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise, if the profits available to us to distribute as dividends are, in our board of directors’ opinion, not sufficient to enable us to pay in full on the same date both dividends on the dollar preference shares of the series and the dividends on any other shares that have an equal right to dividends as the dollar preference shares of that series, we are required first, to pay in full, or to set aside an amount equal to, all dividends scheduled to be paid on or before that dividend payment date on any shares with a right to dividends ranking in priority to that of the dollar preference shares, and second, to pay dividends on the dollar preference shares of the series and any other shares ranking equally with the dollar preference shares of that series as to participation in profits pro rata to the amount of the cash dividend scheduled to be paid to them. The amount scheduled to be paid will include the amount of any dividend payable on that date and any arrears on past cumulative dividends on any shares ranking equal in the right to dividends with the dollar preference shares of that series. In accordance with the Companies Act 1985, the profits available to us for distribution are, in general and with some adjustments, equal to our accumulated, realised profits less our accumulated, realised losses.

The dividends to be paid on the dollar preference shares of any series for each dividend period will be computed based upon the amount paid up or credited as paid up on each of the dollar preference shares of that series. The dividend will be calculated by annualising the applicable dividend amount or rate and dividing by the number of dividend periods in a year. The dividends to be paid will be computed on the basis of a 360-day year of twelve 30-day months for any dividend period that is shorter or longer than a full dividend period and on the basis of the actual number of days elapsed for any partial month.

Dividends on the dollar preference shares of any series will be non-cumulative. If the dividend, or a portion of it, on the dollar preference shares of a particular series is not required to be paid and is not paid on the relevant date scheduled for payment, then the holders of dollar preference shares of the series will lose the right they had to the dividend and will not earn any interest on the unpaid amount, regardless of whether dividends on the dollar preference shares of the series are paid for any future dividend period.

We will fix a date to pay dividends on the dollar preference shares of any series to the record holders who are listed on the register as the holders of the dollar preference shares on the relevant record date, including The Bank of New York as holder of the shares underlying the ADSs. The relevant record date will be between 15 and 60 days prior to the relevant dates for dividend payment fixed by us. Unless the law requires otherwise, we will pay the dividend in the form of a US dollar check drawn on a bank in London or in New York City and mailed to the holder at the address that appears on the register for the dollar preference shares. If the date we have scheduled to pay dividends on the dollar preference shares of any series is not a day on which banks in London and in New York City are open for business and on which foreign exchange dealings can be conducted in London and in New York City, then the dividend will be paid on the following business day, and we will not be required to pay any interest or other payment because of the delay. Dividends declared but not yet paid do not bear interest. For a description of how dividends will be distributed to holders of ADSs, see “Description of ADSs—Share Dividends and Other Distributions.”

If we have not paid the dividend on the dollar preference shares of any series in full on the most recent date scheduled for dividend payment in respect of a dividend period, we will not be permitted thereafter to declare or pay dividends or distributions on any class of our shares ranking lower in the right to dividends than the dollar preference shares of any series, unless we pay in full, or set aside an amount to provide for payment in full of, the dividends on the dollar preference shares of the series for the then-current dividend period or for such other period as may be specified in the prospectus supplement relating to the dollar preference shares of that series.

Unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise, if we have not paid in full a dividend payable on the dollar preference shares of any series on the most recent dividend payment date, we will not be permitted thereafter to redeem or purchase in any manner any of our other shares ranking equal with or lower than the relevant dollar preference shares, and we will not be permitted to contribute money to a sinking fund to redeem or purchase the other shares in any manner, until the dividends on the relevant dollar preference shares have been paid in full or an amount equal to payment in full has been set aside for three consecutive quarterly dividend periods or for such other period as may be specified in the prospectus supplement relating to the dollar preference shares of that series. Except as provided in this prospectus and in the prospectus supplement relating to the dollar preference shares of a particular series, the holders of the dollar preference shares of any series do not have the right to share in our profits.

Liquidation Rights

If we are wound up and capital is returned to the shareholders or otherwise (but not, unless otherwise specified in the prospectus supplement relating to the dollar preference shares of a particular series, on a redemption, purchase by us or reduction of any of our share capital), the holders of the dollar preference shares of a particular series that are outstanding at the time and the holders of any other of our shares ranking in payment of capital equal or in priority to the series will be entitled to receive payment in US dollars out of our assets available for distribution to shareholders. This distribution will be made in priority to any distribution of assets to holders of any class of our shares ranking lower in the right to repayment of capital than the dollar preference shares of the series. The payment will be equal to the amount paid up (or credited as paid up) on each dollar preference share together with any premium on such share as may be determined in, or by a mechanism contained in, the prospectus supplement relating to such dollar preference share plus any dividends declared but not paid for the dividend period ending prior to the commencement of the winding up and any dividends accrued and not paid for the dividend period commencing prior to the commencement of the winding up but ending after such date, to the extent such dividend would otherwise (but for the winding up) have been payable, provided that sufficient assets exist to make such distribution having satisfied any amounts payable to the holders of shares ranking in priority to the dollar preference shares as regards the repayment of capital. If at the time we are wound up, the amounts payable with respect to the dollar preference shares of any series and any of our other preference shares ranking equal as regards repayment of capital with the dollar preference shares of the series are not paid in full, the holders of the dollar preference shares of the series and of the other preference shares will share ratably in any distribution of our assets in proportion to the full respective amounts to which they are entitled. After payment of the full amount to which they are entitled, the holders of the dollar preference shares of the series will have no right or claim to any of our remaining assets and will not be entitled to receive any of our profits or a return of capital in a winding up.

Redemption and Purchase

Subject to the Companies Act 1985, we have the right to redeem the whole (but not part only) of any series of dollar preference shares at certain times specified in the Articles of Association after the fifth anniversary of the date of original issue of the dollar preference shares of the series, unless otherwise specified in the prospectus supplement relating to the dollar preference shares of the particular series. In respect of each dollar preference share redeemed, we shall pay in US Dollars the aggregate of the nominal value of such dollar preference share and any premium credited as paid up on such share together with any dividend payable on the date of redemption.

If we wish to redeem dollar preference shares of any series, we must provide notice to the depositary and each record holder of the dollar preference shares to be redeemed, between 30 and 60 days prior to the date fixed for redemption. The notice of redemption must state:

•	the redemption date;

•	the particular dollar preference shares to be redeemed;

•	the redemption price; and

•	the place or places where documents of title relating to the dollar preference shares are to be presented for redemption and payment for them will be made.

The redemption process will not be considered invalid due to a defect in the notice of redemption or in the mailing. The dividend on the dollar preference shares due for redemption will stop accruing starting on the relevant redemption date, except in the case where the payment to be made on any dollar preference share is improperly withheld or refused upon redemption. In that case, the dividend will continue to accrue from the relevant redemption date to the date of payment. In this case, a dollar preference share will not be treated as having been redeemed until the relevant redemption payment and any accrued dividend on those amounts has been paid. Subject to any applicable fiscal or other laws and regulations, we will make the redemption payment by a US dollar check drawn on, or, if the holder requests, by transfer to a dollar account maintained by the person to be paid with, a bank in London or in New York City. The holder of the dollar preference shares to be redeemed must deliver to us the relevant share certificates at the place specified in the Notice of Redemption. In the event that any date on which any payment relating to the redemption of dollar preference shares of any series is to be made is not a business day, then payment of the redemption price payable on that date will be made on the following business day, with no interest or other additional payment due because of the delay.

We may at any time purchase outstanding dollar preference shares of any series in the open market, by tender to all holders of dollar preference shares of that series alike or by private agreement. These purchases will be made in accordance with the Articles of Association, applicable law (including, the Companies Act 1985 and US federal securities laws) and applicable regulations of the FSA in its capacity as the United Kingdom Listing Authority. Any dollar preference shares of any series purchased or redeemed by us for our own account (other than in the ordinary course of the business of dealing in securities) will be canceled by us and will no longer be issued and outstanding. Under existing FSA requirements, we can redeem or purchase preference shares of any series only with the prior consent of the FSA.

Voting Rights

The holders of the dollar preference shares having a registered address within the United Kingdom are entitled to receive notice of our general meetings but will not be entitled to attend or vote at those meetings, except as set forth below or as provided for in the prospectus supplement relating to any particular series of dollar preference shares.

If our board determines for a particular series of preference shares, the holders of dollar preference shares of such series will be entitled to receive notice of, attend and vote at our general meetings if we have failed to pay in full the dividend payable on the dollar preference shares for the dividend period or periods determined by our board for such series. If so determined by our board for a particular series of preference shares, the holders of dollar preference shares of such series will be entitled to vote on all matters put before all our general meetings until such time as we shall have paid in full the dividends on the dollar preference shares.

Whenever entitled to vote at our general meetings, on a show of hands, each holder of dollar preference shares present in person shall have one vote and on a poll each holder of dollar preference shares present in person or by proxy shall have one vote per share.

In addition, holders of the dollar preference shares may have the right to vote separately as a class in certain circumstances as described below under the heading “Variation of Rights”.

Variation of Rights

The rights, preferences or restrictions attached to the dollar preference shares may be varied by the consent in writing of the holders of three-quarters of the dollar preference shares of all series in issue or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of dollar preference shares as a single class regardless of series.

The rights, preferences or restrictions of any particular series of dollar preference shares may be varied adversely on a different basis to other series of dollar preference shares by the consent in writing of the holders of three-quarters of the dollar preference shares of that particular series or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of dollar preference shares of that series.

An extraordinary resolution requires the approval of three-quarters of the holders voting in person or by proxy at the meeting. Two persons holding or representing by proxy at least one-third of the outstanding dollar preference shares of any series must be present for the meeting to be valid. An adjourned meeting will be valid when any one holder is present in person or by proxy.

We may create or issue any shares of any class, or any securities convertible into shares of any class, that rank equally with the dollar preference shares of any series in the right to share in our profits or assets, whether the rights attaching to such shares are identical to or differ in any respect from the dollar preference shares, without the rights of the dollar preference shares of any series being deemed to be varied or abrogated.

The rights attached to the dollar preference shares will not be deemed to be varied or abrogated by a reduction of any share capital or purchase by us or redemption of any of our share capital in each case ranking as regards participation in the profits and assets of the company in priority to or equally with or after such dollar preference share.

Registrar and Paying Agent

HSBC Holdings plc, located at 8 Canada Square, London E14 5HQ, England, will act as the registrar for the dollar preference shares of each series. The Secretary’s Office of HSBC Holdings plc, also located at 8 Canada Square, London E14 5HQ, England, will act as paying agent for the dollar preference shares of each series.

DESCRIPTION OF ADSs

General

The following is a summary of the material provisions of the Deposit Agreement to be entered into between us, The Bank of New York, as the depositary, and all holders and beneficial owners from time to time of American Depositary Receipts, or ADRs, issued under that agreement.

This summary is subject to and qualified in its entirety by reference to the Deposit Agreement, including the form of ADRs attached thereto. Terms used in this section and not otherwise defined will have the meanings set forth in the Deposit Agreement. Copies of the Deposit Agreement and our Articles of Association are available for inspection at the Corporate Trust Office of the depositary, located at 101 Barclay Street, New York, New York 10286. The Depositary’s principal executive office is located at One Wall Street, New York, New York, 10286.

American Depositary Receipts

The Bank of New York will issue American Depositary Shares, or ADSs, evidenced by ADRs. Each ADS will represent ownership interests in one dollar preference share and the rights attributable to one dollar preference share that we will deposit with the custodian, which is currently The Bank of New York. Each ADS will also represent securities, cash or other property deposited with The Bank of New York but not distributed to holders of ADSs.

As The Bank of New York will actually be the holder of the underlying dollar preference shares, you will generally exercise the rights of a shareholder, through The Bank of New York. A Deposit Agreement among us, The Bank of New York and you, as an ADS holder, sets out the obligations of The Bank of New York. New York law governs the Deposit Agreement and the ADRs evidencing the ADSs.

You may hold ADSs either directly or indirectly through your broker or financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Share Dividends and Other Distributions

How Will You Receive Dividends and Other Distributions on the Dollar Preference Shares?

The Bank of New York will pay to you the cash dividends or other distributions it or the custodian receives on the dollar preference shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of dollar preference shares your ADSs represent.

•	Cash. The Bank of New York will convert any cash dividend or distribution we pay on the dollar preference shares, other than any dividend or distribution paid in US dollars, into US dollars if it can, in its reasonable judgment, do so on a reasonable basis and can transfer US dollars into the United States. If that is not possible, or if any approval from any government is needed and cannot, in the opinion of the depositary, be obtained or is not obtained, the Deposit Agreement allows The Bank of New York to distribute the foreign currency only to those ADS holders to whom it is possible to do so or to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, The Bank of New York will deduct any withholding taxes that must be paid under applicable laws. It will distribute only whole US dollars and cents and will round any fractional amounts to the nearest whole cent. If the exchange rates fluctuate during a time when The Bank of New York cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•	Shares. The Bank of New York will distribute new ADSs representing any shares we distribute as a dividend or free distribution, if we request that The Bank of New York make this distribution and if we furnish The Bank of New York promptly with satisfactory evidence, including certificates or opinions, that it is legal to do so. The Bank of New York will only distribute whole ADSs. It will sell shares which would require it to issue a fractional ADS and distribute the net proceeds to the holders entitled to those shares. If The Bank of New York does not distribute additional cash or ADSs, each ADS will also represent the new shares.

•	Rights to Purchase Additional Shares. If we offer holders of securities any rights, including rights to subscribe for additional shares, The Bank of New York may take actions necessary to make these rights available to you. We must first instruct The Bank of New York to do so and furnish it with satisfactory evidence, including certificates or opinions, that it is legal to do so. If we do not furnish this evidence and/or give these instructions, and The Bank of New York determines that it is practical to sell the rights, The Bank of New York may sell the rights and allocate the net proceeds to holders’ accounts. The Bank of New York may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If The Bank of New York makes rights available to you, upon instruction from you it will exercise the rights and purchase the shares on your behalf. The Bank of New York will then deposit the shares and issue ADSs to you. It will only exercise rights if you pay The Bank of New York the exercise price and any charges the rights require you to pay.

US securities laws may restrict the sale, deposit, cancellation, and transfer of the ADSs issued after exercise of rights. We have no obligation to file a registration statement under the Securities Act in order to make any rights available to you.

•	Other Distributions. The Bank of New York will send to you anything else we distribute on deposited securities by any means The Bank of New York thinks is equitable and practical. If, in the depositary’s opinion, it cannot make the distribution in that way, The Bank of New York may adopt another method of distribution that it considers to be equitable and practical—for example by public or private sale—and distribute the net proceeds, in the same way as it does with cash, or it may decide to hold what we distributed, in which case the ADSs will also represent the newly distributed property.

The Bank of New York is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holder. We will have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distribution we make on our dollar preference shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How does the Depositary issue ADSs?

The Bank of New York will issue the ADSs that you are entitled to receive in the offer against deposit of the underlying dollar preference shares. The Bank of New York will issue additional ADSs if you or your broker deposit dollar preference shares with the custodian. You must also deliver evidence satisfactory to The Bank of New York of any necessary approvals of the governmental agency in the United Kingdom, if any, which is responsible for regulating currency exchange at that time. If required by The Bank of New York, you must in addition deliver an agreement transferring your rights as a shareholder to receive dividends or other property. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, The Bank of New York will register the appropriate number of ADSs in the names you request in writing and will deliver the ADSs at its Corporate Trust Office to the persons you request in writing. The Bank of New York is not obliged to accept for deposit underlying dollar preference shares of a particular series, if, in its reasonable judgment, after consultation with us, such acceptance and maintenance or discharge of its obligations under the deposit agreement would be unusually onerous because of the terms of such preference shares. However, if the depositary has accepted any underlying preference shares of a particular series, it must accept for deposit further underlying preference shares of such series.

How do ADS holders cancel an ADS and obtain dollar preference shares?

You may submit a written request to withdraw dollar preference shares and turn in your ADRs evidencing your ADSs at the Corporate Trust Office of The Bank of New York. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, The Bank of New York will, subject to any applicable restrictions, deliver the deposited securities underlying the ADSs to an account designated by you at the office of the custodian. At your request, risk and expense, The Bank of New York may deliver at its Corporate Trust Office any proceeds from the sale of any dividends, distributions or rights, which may be held by The Bank of New York.

Provided that all preconditions to withdrawal and cancellation of the deposited securities have been fulfilled, the depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges;

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of deposited securities; or

•	any other circumstances permitted under the general instructions to the SEC Form on which ADSs are registered.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Redemption of ADSs

If we exercise our right to redeem the dollar preference shares of a particular series, The Bank of New York will deliver for redemption dollar preference shares that have been deposited with The Bank of New York and that we have called for redemption, to the extent holders have surrendered ADRs evidencing ADSs representing such dollar preference shares. To the extent The Bank of New York receives them, it shall distribute entitlements with respect to the dollar preference shares being redeemed in accordance with the terms of the deposit agreement and shall issue new ADRs evidencing ADSs representing the dollar preference shares not so redeemed. If we redeem less than all of the deposited dollar preference shares of a particular series, The Bank of New York may determine which ADRs to call for surrender in any manner that it reasonably determines to be fair and practical.

Record Dates

Whenever any distribution of cash or rights, change in the number of dollar preference shares represented by ADSs or notice of a meeting of holders of shares or ADSs is made, The Bank of New York will fix a record date for the determination of the holders entitled to receive the benefits, rights or notice.

Voting of Deposited Securities

How do you vote?

If you are an ADS holder on a record date fixed by The Bank of New York, you may exercise the voting rights of the same class of securities as the dollar preference shares represented by your ADSs, but only if we ask The Bank of New York to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the dollar preference shares. However, you may not know about the meeting enough in advance to withdraw the dollar preference shares.

If we ask for your instructions, The Bank of New York, at our direction, will notify you of the upcoming meeting and arrange to deliver certain materials to you. The materials will:

•	include all information included with the meeting notice sent by us to The Bank of New York;

•	include a statement that if you were a holder on a specified record date, you will be entitled, subject to applicable restrictions, to instruct the depositary as to the exercise of voting rights; and

•	explain how you may instruct The Bank of New York to vote the dollar preference shares or other deposited securities underlying your ADSs as you direct.

For instructions to be valid, The Bank of New York must receive them on or before the date specified in the instructions. The Bank of New York will try, to the extent practical, subject to applicable law and the provisions of our Articles of Association, to vote or have its agents vote the underlying dollar preference shares as you instruct. The Bank of New York will only vote, or attempt to vote, as you instruct.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct The Bank of New York to vote your dollar preference shares. In addition, The Bank of New York and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

Inspection of Transfer Books

The Bank of New York will keep books for the registration and transfer of ADSs. These books will be open at all reasonable times for inspection by you, provided that you are inspecting the books for a purpose related to us or the Deposit Agreement or the ADSs.

Reports and Other Communications

The Bank of New York will make available for your inspection any reports or communications, including any proxy material, received from us, as long as these materials are received by The Bank of New York as the holder of the deposited securities and generally available to our shareholders. At our written request, The Bank of New York will also send copies of reports, notices and communications to you.

Fees and Expenses

The Bank of New York, as depositary, will charge any party depositing or withdrawing dollar preference shares or any party surrendering ADRs or to whom ADSs are issued or holders of ADRs, as applicable:

For:	ADS holders must pay:
• each issuance of an ADS, including as a result of a distribution of shares or rights or other property or upon exercise of a warrant to purchase an ADS	• $5.00 or less per 100 ADSs or portion thereof

• each cancellation of an ADS, including if the Deposit Agreement terminates	• $5.00 or less per 100 ADSs or portion thereof

•         transfer and registration of shares on our share register from your name to the name of The Bank of New York or its nominee or the custodian or its nominee when you deposit or withdraw dollar preference shares

• registration or transfer fees

• distribution of securities	• an amount equal to the fee that would have been charged for the issuance of ADSs if the securities were dollar preference shares being deposited

• conversion of foreign currency to U.S. dollars	• expenses of The Bank of New York

• cable, telex and facsimile transmission expenses, if expressly provided in the deposit agreement	• expenses of The Bank of New York

• servicing of dollar preference shares of any series or other deposited securities	• expenses of The Bank of New York

• as necessary

•         taxes and governmental charges The Bank of New York or the custodian has to pay on any ADS or dollar preference share underlying a ADS, for example withholding taxes, stock transfer taxes or stamp duty taxes

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities underlying your ADSs. The Bank of New York may deduct the amount of any taxes owed from any payments to you. It may also restrict or refuse the transfer of your ADSs or restrict or refuse the withdrawal of your underlying deposited securities until you pay any taxes owed on your ADSs or underlying securities. It may also sell deposited securities to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If The Bank of New York sells deposited securities, it will, if appropriate, reduce the number of ADSs held by you to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalisations and Mergers

If we:

•	change the par or nominal value of any of the dollar preference shares;

•	reclassify, split or consolidate any of the dollar preference shares;

•	distribute securities on any of the dollar preference shares that are not distributed to you; or

•	recapitalise, reorganise, merge, amalgamate, consolidate, sells our assets or take any similar action,

then the cash, shares or other securities received by The Bank of New York will become new deposited securities under the Deposit Agreement, and each ADS will automatically represent the right to receive a proportional interest in the new deposited securities. The Bank of New York may and will, if we ask it to, distribute some or all of the cash, dollar preference shares or other securities it received. It may also issue new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

Amendment and Termination of the Deposit Agreement

How may the Deposit Agreement be amended?

We may agree with The Bank of New York to amend the Deposit Agreement and the ADSs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes, governmental charges, registration fees, telecommunications charges and delivery costs or other such expenses, or prejudices any substantial existing right of ADS holders, it will only become effective thirty days after The Bank of New York notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the agreement as amended. However, no amendment will impair your right to receive the deposited securities in exchange for your ADSs.

How may the Deposit Agreement be terminated?

The Bank of New York will terminate the Deposit Agreement if we ask it to do so, in which case it must notify you at least 90 days before termination. The Bank of New York may also terminate the agreement after notifying you if The Bank of New York informs us that it is electing to resign, and we have not appointed a new depositary bank within 90 days.

If any ADSs remain outstanding after termination, The Bank of New York will stop registering the transfer of ADSs, will stop distributing dividends to ADS holders and will not give any further notices or do anything else under the Deposit Agreement other than:

•	collect dividends and distributions on the deposited securities;

•	sell rights and other property offered to holders of deposited securities; and

•	deliver dollar preference shares and other deposited securities upon cancellation of ADSs.

At any time after one year after termination of the Deposit Agreement, The Bank of New York may sell any remaining deposited securities by public or private sale. After that, The Bank of New York will hold the money it received on the sale, as well as any cash it is holding under the Deposit Agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The Bank of New York’s only obligations will be to account for the money and cash. After termination, our only obligations will be with respect to indemnification of, and to pay specified amounts to, The Bank of New York.

Any amendment or termination of the deposit agreement with respect to one series of ADSs will not necessarily occur concurrently with the amendment or termination of any other series of ADSs. The substitution of The Bank of New York by another depositary or the termination of the deposit agreement with respect to any series of ADSs representing dollar preference shares of a series that is a component of a unit will result in the substitution of the depositary or the termination of the deposit agreement with respect to all of the ADSs representing the dollar preference shares of all other series comprising the unit.

Limitations on Obligations and Liability to ADS Holders

The Deposit Agreement expressly limits our obligations and the obligations of The Bank of New York. It also limits our liability and the liability of The Bank of New York. We and The Bank of New York:

•	are only obligated to take the actions specifically set forth in the Deposit Agreement, without negligence or bad faith;

•	are not liable if either of them is prevented or delayed by law, any provision of our Articles of Association or circumstances beyond their control from performing their obligations under the agreement;

•	are not liable if either of them exercises, or fails to exercise, discretion permitted under the agreement;

•	have no obligation to become involved in a lawsuit or proceeding related to the ADSs or the Deposit Agreement on your behalf or on behalf of any other party unless they are indemnified to their satisfaction;

•	may rely upon any advice of or information from any legal counsel, accountants, any person depositing shares, any ADS holder or any other person whom they believe in good faith is competent to give them that advice or information; and

•	are not responsible for any failure to carry out any instructions to vote any of the ADSs, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as such action or non-action is in good faith.

In the Deposit Agreement, we and The Bank of New York agree to indemnify each other under specified circumstances.

Requirements for Depositary Actions

Before The Bank of New York will issue or register the transfer of an ADS, make a distribution on an ADS, or permit withdrawal of dollar preference shares, The Bank of New York may require:

•	payment of taxes, including stock transfer taxes or other governmental charges, and transfer or registration fees charged by third parties for the transfer of any dollar preference shares or other deposited securities, as well as the fees and expenses of The Bank of New York;

•	production of satisfactory proof of the identity of the person presenting shares for deposit or ADSs upon withdrawal and of the genuineness of any signature or other information it deems necessary; and

•	compliance with regulations The Bank of New York may establish from time to time consistent with the Deposit Agreement, including presentation of transfer documents.

The Bank of New York may refuse to deliver, transfer or register transfer of ADSs generally when the transfer books of The Bank of New York are closed or at any time if The Bank of New York or we think it advisable to do so.

Pre-Release of ADSs

In certain circumstances, subject to the provisions of the Deposit Agreement, The Bank of New York may issue ADSs before deposit of the underlying dollar preference shares. This is called a pre-release of ADSs. The Bank of New York may also deliver dollar preference shares prior to the receipt and cancellation of pre-released ADSs (even if those ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying dollar preference shares are delivered to The Bank of New York. The Bank of New York may receive ADSs instead of the dollar preference shares to close out a pre-release. The Bank of New York may pre-release ADSs only under the following conditions:

•	before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York in writing that it or its customer, as the case may be, owns the dollar preference shares or ADSs to be deposited;

•	the pre-release must be fully collateralised with cash or collateral that The Bank of New York considers appropriate; and

•	The Bank of New York must be able to close out the pre-release on not more than five business days’ notice.

The pre-release will be subject to whatever indemnities and credit regulations that The Bank of New York considers appropriate. In addition, The Bank of New York will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although The Bank of New York may disregard the limit from time to time, if it thinks it is appropriate to do so.

Governing Law

The Deposit Agreement is governed by the law of the State of New York, without regard to conflicts of law principles.

TAXATION

This section discusses the material US federal income tax and UK tax consequences of the ownership of the dollar preference shares, ADSs and debt securities. This discussion applies to you only if you qualify for benefits under the current income tax convention between the United States and the United Kingdom (the “Current Treaty”) and are a resident of the United States for the purposes of the Current Treaty and are not resident or ordinarily resident in the United Kingdom for UK tax purposes at any material time (an “Eligible US Holder”).

This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject. In particular, the discussion deals only with investors that will hold dollar preference shares, ADSs or debt securities as capital assets and does not address the tax treatment of investors that are subject to special rules, such as banks, insurance companies, dealers in securities or currencies, persons that control (directly or indirectly) 10 percent or more of our voting stock, persons that elect mark-to-market treatment, persons that hold dollar preference shares, ADSs or debt securities as a position in a straddle, conversion transaction, synthetic security, or other integrated financial transaction, and persons whose functional currency is not the US dollar.

The discussion is based on laws, treaties, judicial decisions and regulatory interpretations in effect on the date hereof, all of which are subject to change. On 24 July 2001, representatives of the United Kingdom and the United States signed a new income tax convention (which has been amended by a Protocol signed on 19 July 2002) (the “New Treaty”). As of the date hereof, the New Treaty has not yet been ratified by the United States Senate or the government of the United Kingdom, and there can be no assurance that it will enter into force. Thus, the New Treaty does not currently have the force and effect of law. The tax consequences to you of holding dollar preference shares, ADSs or debt securities discussed below may change as a result of the New Treaty entering into force, such changes will include your entitlement to claim a special foreign tax credit in respect of dividends which is available under the terms of the Current Treaty, but which will not be available under the New Treaty except for a limited period of time during which you may elect to apply the entirety of the Current Treaty in preference to the New Treaty. You should consult your own tax advisors as to the tax consequences of the New Treaty entering into force.

You generally will be entitled to benefits under the Current Treaty if you are:

•	the beneficial owner of the dollar preference shares, ADSs or debt securities and of any dividends or interest that you receive;

•	an individual resident of the United States, a US corporation, or a US partnership, estate, or trust (but only to the extent the income of the partnership, estate, or trust is subject to US taxation in the hands of a US resident person); and

•	not also a resident of the United Kingdom for UK tax purposes.

If you hold dollar preference shares, ADSs or debt securities in connection with the conduct of business or the performance of personal services in the United Kingdom, then you will not be entitled to benefits under the Current Treaty. Special rules, including a limitation of benefits provision, apply in limited circumstances to dollar preference shares, ADSs or debt securities owned by an investment or holding company. This section does not discuss the treatment of holders described in the preceding two sentences.

This prospectus indicates that we may issue: undated debt securities; instruments which provide for payments at other than a fixed rate (including payments determined by reference to an index or formula); instruments which allow for the cancellation or suspension of their payment obligations at our option or under certain defined circumstances; instruments which provide for payments in a currency other than the currency in which such instruments are denominated; debt securities that are issued at a discount; debt securities that are redeemable prior to maturity; preference shares that are redeemable after a certain period; and instruments that are convertible into shares or securities. This section does not consider the tax consequences associated with an instrument that has any, or any combination of, these features and, accordingly, the general tax consequences described below may not be applicable to persons who hold an instrument that has any one or any combination of these features. Accordingly, the following discussion should be used for general information purposes only. You should consult your own tax advisor as to the tax consequences of holding any instrument issued under this prospectus. To the extent there is any inconsistency in the discussion of tax consequences to holders between this prospectus and the applicable prospectus supplement, holders should not rely on the tax consequences described in this prospectus.

The statements regarding US and UK tax laws set forth below are based on the laws in force on the date of this prospectus, which are subject to change. You should consult your own adviser as to the tax consequences of the purchase, ownership and disposition of dollar preference shares, ADSs or debt securities in light of your particular circumstances, including the effect of any state, local or other national laws.

For purposes of the Current Treaty and the US Internal Revenue Code of 1986, as amended (the “Code”), beneficial owners of ADSs will be treated as owners of the underlying shares. Deposits and withdrawals of shares in exchange for ADSs will not result in the realisation of gain or loss for US federal income tax purposes.

Taxation of Dollar Preference Shares, ADSs and Undated Debt Securities

Taxation of Dividends on Dollar Preference Shares and ADSs. If we pay dividends, you must include those dividends in your income when you receive them. The dividends will be treated as foreign source income. If you receive dividend payments denominated in pound sterling, you should determine the amount of your dividend income by converting pounds sterling into US dollars at the exchange rate in effect on the date of your (or the depositary’s, in the case of ADSs) receipt of the dividend.

The UK tax system provides a tax credit to UK resident individuals receiving dividends from UK companies. The Current Treaty contains provisions that are designed to extend similar benefits to US investors, and the Internal Revenue Service has introduced procedures for claiming these benefits, which are described below.

In order to claim tax credit benefits under the Current Treaty, you must file an election on IRS Form 8833 to include in your income, as an additional dividend, an amount equal to the tax credit that is available to UK resident investors (currently one-ninth of the amount of the dividend that you receive in cash).

If you make this election, you will be treated for US tax purposes as if a UK tax equal to the amount of the credit had been withheld from the dividend. You will not be entitled to receive an additional cash payment from us or from the UK Inland Revenue. For example, if we pay you a dividend of 90, you may elect to include 100 in your income. If you make this election, you will be treated as having income of 100 that is subject to a UK withholding tax of 10. Subject to generally applicable limitations, this tax may be claimed as a credit against your US tax liability. Foreign tax credits will not be allowed for withholding taxes imposed in respect of certain short-term or hedged positions in securities or in respect of arrangements in which your expected economic profit is insubstantial.

If the New Treaty enters into force, you will no longer be entitled to the benefits discussed above and will therefore not be able to claim a foreign tax credit in respect of any dividends that we pay. For this purpose, the New Treaty will generally be effective for amounts credited on or after the first day of the second month next following the date on which instruments of ratification are exchanged by the United Kingdom and United States governments, except that you may continue to receive the special foreign tax credit benefits described above for a 12 month period from such date if you elect to apply the Current Treaty in its entirety for such period.

Taxation of Interest on Undated Debt Securities. For US federal income tax purposes, the securities will be treated as equity of the issuer, and payments of interest on the securities will be treated as dividends. In accordance with their treatment as dividends for US federal income tax purposes, payments of interest on the securities generally will be includible in your income on the date of receipt without regard to your method of tax accounting. You should determine the amount of your income by converting into US dollars at the exchange rate in effect on the date you receive any interest payment not denominated in US Dollars.

Capital Gains. You will not ordinarily be liable for UK taxation on any capital gain realised on the disposal (including redemption) of a dollar preference share or ADS unless you carry on a trade, profession or vocation in the United Kingdom through a branch or agency and such dollar preference share or ADS is or has been used, or acquired, for the purposes of such trade, profession or vocation, or such branch or agency.

Upon the sale or exchange of a dollar preference share, ADS or undated debt security, if you are an Eligible US Holder you will recognise capital gain or loss for US federal income tax purposes in an amount equal to the difference between the amount realised and your tax basis in the dollar preference shares or ADS. If you acquired a dollar preference share, ADS or undated debt security as part of a unit comprising more than one dollar preference share, ADS or undated debt security your tax basis will generally equal the relevant fair market value of such dollar preference share, ADS or undated debt security at the time you acquired the unit. Such gain or loss generally will be long-term capital gain or loss if you have held the dollar preference shares, ADSs or undated debt securities for more than one year at the time of deposition. The net amount of long-term capital gain realised by an individual holder generally is subject to taxation at a maximum rate of 20 percent. A holder’s ability to offset capital losses against ordinary income is limited.

Our redemption of a dollar preference share will constitute a taxable transaction on which an Eligible US Holder generally will recognise capital gain or loss for US federal income tax purposes (assuming that such holder does not own, and is not deemed to own, any other equity interest in us). The amount of the gain or loss will be equal to the difference between (i) the total redemption price (including amounts deemed to be received in respect of the associated UK tax credit but excluding any amounts treated as dividends for US federal income tax purposes) and (ii) the tax basis of the dollar preference share or ADS redeemed. Eligible US Holders are advised to consult their own tax advisers as to the US federal income tax consequences of a redemption of dollar preference shares.

UK Stamp Taxes. In practice, no UK stamp duty should be payable on the transfer of an ADS or beneficial ownership of an ADS, provided that the ADS and any separate instrument of transfer or written agreement to transfer is executed and remains at all times outside the United Kingdom. No UK stamp duty reserve tax will be payable in respect of an agreement to transfer ADSs or beneficial ownership of ADSs.

UK stamp duty or stamp duty reserve tax will normally be payable on or in respect of respectively transfers of or agreements to transfer the dollar preference shares (not being ADSs), and accordingly if you acquire or intend to acquire dollar preference shares you are advised to consult your own professional advisers in relation to UK stamp duty and stamp duty reserve tax.

Whether any UK stamp duty or stamp duty reserve tax will be payable on the issue of dollar preference shares to the custodian or depositary will depend upon the terms relating to the particular series of shares; the prospectus supplement relating to any particular series of shares will summarise the applicable UK stamp duty and stamp duty reserve tax treatment of such an issue.

Taxation of the Debt Securities

UK Taxation of Payments of Interest. Payments of interest on a debt security should be exempt from withholding or deduction for or on account of UK tax under the provisions of UK tax law relating to “quoted Eurobonds” provided that the debt securities are listed on a “recognised stock exchange” within the meaning of section 841 of the Income and Corporation Taxes Act 1988. The New York Stock Exchange and the London Stock Exchange are currently recognised for these purposes. Accordingly, interest payments made on the debt securities, whether in global or definitive form, will be payable without withholding or deduction for or on account of UK income tax provided the debt securities are listed on a “recognised stock exchange”.

In other cases, and in particular if the debt security is not listed on a “recognised stock exchange”, interest would be paid after deduction of UK income tax at the rate of 20 per cent, although if you are an Eligible US

Holder you should normally be eligible to recover in full any UK tax withheld from payments of interest to which you are beneficially entitled by making a claim under the Treaty. Alternatively, you may make such a claim in advance of a payment of interest whereupon the Inland Revenue may, if it accepts the claim, authorise subsequent payments to be made to you without withholding of UK income tax. Claims for repayment must be made within six years of the end of the UK year of assessment (generally April 5 in each year) to which the income relates and must be accompanied by the original statement showing the amount of income tax deducted that was provided by us (or any nominee holding the debt security your behalf) when the interest payment was made.

Payments of interest on a debt security will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even though paid without deduction of any UK withholding tax. However, an Eligible US Holder should not be subject to such income tax. Moreover, interest with a UK source which is received without deduction or withholding on account of UK tax will not be chargeable to UK tax in the hands of a holder of a debt security (other than certain trustees) who is not UK resident for tax purposes unless that holder carries on a trade, profession or vocation in the UK through a UK branch or agency in connection with which the interest is received or to which the debt security is attributable. Furthermore, there are exemption for interest received through certain categories of UK agent (such as some brokers and investment managers).

As indicated under “Description of Subordinated Debt Securities—Redemption”, we will be entitled to redeem debt securities in certain circumstances in the event the payment of interest on such debt securities would be treated as a distribution for UK tax purposes. Payments of interest on a debt security will not normally be treated as distributions for UK tax purposes, provided that (i) the debt security is not at the time of payment held by a company which is not resident in the United Kingdom for UK tax purposes and which is either a subsidiary undertaking of ours or is put in funds (directly or indirectly) by us or such a subsidiary undertaking, (ii) the interest or other consideration given by us for the use of the principal secured by the debt security does not represent more than a reasonable commercial return for the use of that principal, (iii) any interest or other payment in respect of the debt security is not to any extent dependent on the results of our business or any part of it, or (iv) in the case of a debt security which carries the right to convert directly or indirectly into our shares or securities, such debt security is either quoted on a recognised stock exchange or is issued on terms reasonably comparable with the terms of issue of securities so quoted.

US Taxation of Payments of Interest (Excluding Interest on Undated Debt Securities). If you are an Eligible US Holder you will be required to include payments of interest on a debt security as ordinary interest income at the time that such payments accrue or are received (in accordance with your method of tax accounting). In the case of debt securities denominated in a currency other than US dollars, the amount of interest income you will be required to realise if you use the cash method of accounting for tax purposes will be the US dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt, regardless of whether you convert the payment into US dollars.

If you use the accrual method of accounting, you generally must translate interest income at the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, you may elect to translate all interest income on foreign currency-denominated debt obligations at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or on the date the interest payment is received if such date is within five days of the end of the accrual period. If you make such an election you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting you will recognise foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Any such foreign currency gain or loss will be treated as ordinary income or loss and generally will not be treated as an adjustment to interest income received on the debt securities.

UK Taxation of Purchase, Sale and Retirement of Debt Securities. You will not be liable for UK taxation on capital gains realised on the sale or other disposal or redemption or conversion of such a debt security unless you carry on a trade, profession or vocation in the United Kingdom through a branch or agency and such debt security is or has been used or acquired for the purpose of such trade, profession or vocation, or such branch or agency.

Under the UK loan relationships legislation, certain corporate investors holding bonds (such as debt securities) will be charged to tax, as income, depending on their “authorised” accounting method, on any accruing premium, discount or gain as well as accruing interest during the period of ownership. If you are an individual you will not be taxed under these provisions and if you are not a corporation which is a UK resident for tax purposes you will not be subject to this legislation unless you are carrying on a trade or business through a branch or agency in the UK and you hold the bonds in connection with such trade or business. This legislation should, therefore, not apply to you if you are an Eligible US Holder.

US Taxation of Purchase, Sale and Retirement of Debt Securities (Excluding Undated Debt Securities). Your basis in a debt security for US federal income tax purposes generally will equal the cost of such debt security to you, increased by any amounts includible in income by you as original issue discount and reduced by any amortised premium and any payments other than qualified stated interest (as described below). In the case of a debt security denominated in a foreign currency, the cost of such debt security will be the US dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on the date of purchase. In the case of a debt security that is denominated in a foreign currency and traded on an established securities market, a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) will determine the US dollar value of the cost of such debt security by translating the amount paid at the exchange rate on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount and premium will be determined in the manner described below for such adjustments. The conversion of US dollars to a foreign currency and the immediate use of that currency to purchase a debt security generally will not result in taxable gain or loss for an Eligible US Holder.

Upon the sale, exchange or retirement of a debt security, you generally will recognise gain or loss equal to the difference between the amount realised on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and your tax basis in the debt security. If you receive foreign currency in respect of the sale, exchange or retirement of a debt security, the amount realised generally will be the US dollar value of the foreign currency received, calculated at the exchange rate in effect at the time of the sale, exchange or retirement. In the case of a debt security that is denominated in a foreign currency and is traded on an established securities market, if you are a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) you will determine the US dollar value of the amount realised by translating such amount at the exchange rate on the settlement date of the sale, exchange or retirement.

If you are an accrual basis taxpayer the special election in respect of the purchase and sale of debt securities traded on an established securities market discussed in the two preceding paragraphs must be applied consistently to all debt instruments that you own from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to foreign currency gain or loss (and, in the case of secondary market purchasers, with respect to market discount), any gain or loss that you recognise on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year at the time of disposition. If you are an individual holder, the net amount of long-term capital gain generally will be subject to taxation at a maximum rate of 20 percent. Your ability to offset capital losses against ordinary income is limited.

Notwithstanding the foregoing, any gain or loss that you recognise on the sale, exchange or retirement of a debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that such gain or loss (“exchange gain or loss”) is attributable to changes in exchange rates during the period in which you held the debt security. Such gain or loss generally will not be treated as an adjustment to interest income on the debt security.

US Taxation of Original Issue Discount. If you own debt securities issued with original issue discount you generally will be subject to the special tax accounting rules provided for such obligations by the Code. Eligible US Holders of such debt securities should be aware that, as described in greater detail below, they generally must include original issue discount in ordinary gross income for United States federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity, the debt securities will have “original issue discount” equal to the difference between the issue price and their stated redemption price at maturity. Throughout the remainder of this discussion, we will refer to debt securities bearing original issue discount as “discount securities.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers or similar persons). The stated redemption price at maturity of a discount security is the total of all payments to be made under the discount security other than “qualified stated interest”. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of a discount security at a single fixed rate of interest or based on certain indices.

In general, if you are the beneficial owner of a discount security having a maturity in excess of one year, whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on a discount security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a discount security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day or on the first day of an accrual period. If you are an initial holder, the amount of original issue discount on a discount security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of a discount security that is a floating rate debt security, both the “annual yield to maturity” and the “qualified stated interest” will be determined for these purposes as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.) The “adjusted issue price” of a discount security at the beginning of any accrual period generally will be the sum of its issue price (including accrued interest, if any) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments (if any) made with respect to such discount security in all prior accrual periods. For this purpose, all payments on a discount security (other than qualified stated interest) generally will be viewed first as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and then as payments of principal. The “annual yield to maturity” of a debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in income in respect of a discount security denominated in US dollars will be lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

You may make an irrevocable election to apply the constant yield method described above to determine the timing of inclusion in income of your entire return on a discount security (i.e., the excess of all remaining payments to be received on the discount security, including payments of qualified stated interest, over the amount you paid for such discount security).

In the case of a discount security denominated in a foreign currency, you should determine the US dollar amount includible in income as original issue discount for each accrual period by:

(i)	calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above; and

(ii)	translating the foreign currency amount so derived at the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year).

Alternatively, you may translate the foreign currency amount so derived at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) provided that you have made the election described under “Payments of Interest” above. Because exchange rates may fluctuate, if you are the holder of a discount security denominated in a foreign currency you may recognise a different amount of original issue discount income in each accrual period than you would be required to recognise if you were the holder of a similar discount security denominated in US dollars. Also, as described above, exchange gain or loss will be recognised when the original issue discount is paid or when you dispose of the discount security.

If you purchase a discount security from a previous holder at a cost less than the remaining redemption amount (as defined below) of the debt security, you also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire the discount security at a price greater than its adjusted issue price, you may reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a discount security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

Certain of the discount securities may provide for redemption prior to their maturity date, either at our option or at the option of the holder. Discount securities containing such features may be subject to rules that differ from the general rules discussed above. Purchasers of discount securities with such features should carefully review the applicable prospectus supplement and should consult their own tax advisors with respect to such features since the tax treatment of such discount securities will depend on their particular terms.

UK Stamp Taxes in Relation to Debt Securities. The UK stamp duty and stamp duty reserve tax treatment of debt securities will depend upon their terms and conditions and upon the circumstances pertaining to their issue; the prospectus supplement relating to any particular series of debt securities will summarise the applicable UK stamp duty and stamp duty reserve tax treatment.

Proposed EU Withholding Tax Directive. The European Union is currently considering proposals for a new directive regarding the taxation of savings income. According to the most recently available information, it is proposed that, subject to a number of important conditions being met, member states will be required to provide to the tax authorities of other member states details of payments of interest or other similar income paid by a paying agent within its jurisdiction to an individual resident in that other member state, subject to the right of certain member states, namely Luxembourg, Belgium and Austria, to opt instead for a withholding tax for a transitional period in relation to such payments. The transitional period will be for 7 years, and the withholding tax will be 15% for the first three years and 20% for the remaining time. The withholding tax paid by the recipient of the savings income will be credited by the member state of residence of the individual against its tax liability in that state, and any tax in excess of that liability will be repaid to the individual. The proposals are not yet final, and they may be subject to further amendment and/or clarification.

UK Inheritance Tax in Relation to Dollar Preference Shares, ADSs and Debt Securities

A dollar preference share, ADS or debt security held by an individual whose domicile is determined to be the United States for purposes of the United States-United Kingdom Double Taxation Convention relating to estate and gift taxes (the “Estate Tax Treaty”) and who is not for such purposes a national of the United Kingdom will not, provided any US federal estate or gift tax chargeable has been paid, be subject to UK inheritance tax on the individual’s death or on a lifetime transfer of the dollar preference share, ADS or debt security except in certain cases where the dollar preference share, ADS or debt security (i) is comprised in a settlement (unless, at the time of the settlement, the settlor was domiciled in the United States and was not a national of the United Kingdom), (ii) is part of the business property of a UK permanent establishment of an enterprise, or (iii) pertains to a UK fixed base of an individual used for the performance of independent personal services. In such cases, the Estate Tax Treaty generally provides a credit against US federal tax liability for the amount of any tax paid in the United Kingdom in a case where the dollar preference share, ADS or debt security is subject both to UK inheritance tax and to US federal estate or gift tax.

US Information Reporting and Backup Withholding

The paying agent will be required to file information returns with the IRS with respect to payments made to certain Eligible US Holders. In addition, dividends, interest and proceeds from the sale or other disposition of dollar preferred shares, ADSs or debt securities that are paid in the United States or through a US-related financial intermediary may be subject to information reporting and backup withholding unless the recipient is a corporation, other exempt recipient or a taxpayer that provides an identification number and certifies that no loss of exemption from backup withholding has occurred.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities (i) through underwriters, (ii) through dealers, (iii) through agents or (iv) directly to purchasers. The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters and any applicable commissions or discounts. The net proceeds to us will also be set forth in the prospectus supplement.

If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.

Securities may also be sold through agents designated by us from time to time or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, HSBC in the ordinary course of business.

Any underwriter, dealer or agent in connection with an offering of securities will represent and agree that (i) it has not offered and, prior to the expiry of six months from the closing of such offering, will not offer the securities in the United Kingdom in circumstances which have resulted or would result in an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to such securities in, from or otherwise involving the United Kingdom and (iii) it has only communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of such securities in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to us.

HSBC Securities (USA) Inc., an affiliate of ours, may be a managing underwriter, underwriter, market-maker or agent in connection with any offer or sale of the securities. Each offering of the securities will be conducted in compliance with any applicable requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers Regulation, Inc. regarding the underwriting by HSBC Securities (USA) Inc. of the securities of an affiliate. In addition, HSBC Securities (USA) Inc. may use this prospectus in connection with offers and sales related to market-making activities. HSBC Securities (USA) Inc. may act as principal or agent in any of these transactions. These sales will be made at negotiated prices related to the prevailing market prices at the time of sale.

In compliance with NASD guidelines the maximum compensation to any underwriters or agents in connection with the sale of any securities pursuant to this prospectus and any applicable prospectus supplement will not exceed 8% of the aggregate total offering price to the public of such securities as set forth on the cover page of the applicable prospectus supplement; however, it is anticipated that the maximum compensation paid will be significantly less than 8%.

Market-Making Resales

This prospectus may be used by HSBC Securities (USA) Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of HSBC Holdings plc may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of the accompanying prospectus supplement relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

HSBC Holdings plc does not expect to receive any proceeds from market-making transactions. HSBC Holdings plc does not expect that HSBC Securities (USA ) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales HSBC Holdings plc.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or any agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by HSBC Securities (USA) Inc. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither HSBC Securities (USA) Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary, Gottlieb, Steen & Hamilton, London, England, our US counsel and by Norton Rose, London, England, our English solicitors. Cleary, Gottlieb, Steen & Hamilton may rely as to all matters of English law on Norton Rose. Norton Rose may rely as to all matters of New York law on Cleary, Gottlieb, Steen & Hamilton.

EXPERTS

The consolidated financial statements of HSBC as at 31 December 2001 and 31 December 2000 and for each of the years ended 31 December 2001, 2000 and 1999 appearing in the 2001 Form 20-F, as amended, have been audited by KPMG Audit plc, as set forth in their report thereon included therein and incorporated herein by reference.

No dealer, salesperson or any other person has been authorised to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorised by HSBC Holdings or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of HSBC Holdings since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorised or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THE ISSUER

HSBC Holdings plc

8 Canada Square

London E14 5HQ

United Kingdom

REGISTRAR AND PAYING AGENT

HSBC Holdings plc

8 Canada Square

London E14 5HQ

United Kingdom

LEGAL ADVISORS

To HSBC Holdings plc as to US and English law: Cleary Gottlieb Steen & Hamilton LLP City Place House 55 Basinghall Street London EC2V 5EH United Kingdom	To the underwriters as to US and English law: Shearman & Sterling LLP Broadgate West 9 Appold Street London EC2A 2AP United Kingdom

American Depositary Shares, Series A

HSBC HOLDINGS PLC

Each Representing One-Fortieth of a Share of

        % Non-Cumulative Dollar Preference Shares, Series A

(liquidation preference $1,000 per share)

Prospectus Supplement

Joint Book-Running Managers

HSBC	Citigroup	Morgan Stanley	UBS Investment Bank

Prospectus Supplement dated         , 2005